Exhibit 4.5

EXECUTION COPY

STOCKHOLDERS AGREEMENT

DATED AS OF

NOVEMBER 5, 2010

AMONG

VIKING PARENT, INC.

AVISTA CAPITAL PARTNERS II, L.P.

AVISTA CAPITAL PARTNERS (OFFSHORE) II, L.P.

AVISTA CAPITAL PARTNERS (OFFSHORE) II-A, L.P.

ACP VIKING CO-INVEST, LLC

AND

THE MANAGEMENT STOCKHOLDERS IDENTIFIED HEREIN

i

Section 7.09	Contribution	46
Section 7.10	Cooperation by the Company	46
Section 7.11	Restriction on Company Grants of Subsequent Registration Rights	47
Section 7.12	Assignment of Registration Rights	47

Article VIII CERTAIN COVENANTS AND AGREEMENTS		48
Section 8.01	Information Rights	48
Section 8.02	Access	48
Section 8.03	Confidentiality	49
Section 8.04	Management Stockholders Non-Compete	50
Section 8.05	Directors’ and Officers’ Insurance	51
Section 8.06	No Exclusive Duty to Company	51
Section 8.07	Conflicting Agreements	52

Article IX MISCELLANEOUS		53
Section 9.01	Binding Effect; Assignability; Benefit	53
Section 9.02	Notices	53
Section 9.03	Waiver; Amendment; Termination	54
Section 9.04	Non-Recourse	54
Section 9.05	Governing Law; Venue	55
Section 9.06	WAIVER OF JURY TRIAL	55
Section 9.07	Specific Enforcement; Cumulative Remedies	55
Section 9.08	Entire Agreement	56
Section 9.09	Severability	56
Section 9.10	Aggregation of Shares	56
Section 9.11	Counterparts; Effectiveness	57
EXHIBIT A JOINDER AGREEMENT		1
EXHIBIT B BY-LAWS OF THE COMPANY		2

ii

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “Agreement”), dated as of November 5, 2010, is entered into among Viking Parent Inc. (together with its successors, the “Company”), Avista Capital Partners II, L.P., a Delaware limited partnership (“Avista”), Avista Capital Partners (Offshore) II, L.P., a Bermuda exempted limited partnership (“Avista Offshore”), Avista Capital Partners (Offshore) II-A, L.P., a Bermuda exempted limited partnership (together with Avista and Avista Offshore, the “Avista Funds”), ACP Viking Co-Invest, LLC, a Delaware limited liability company (the “Avista Syndication Vehicle”), the individuals listed on the signature pages and/or Annex A hereto as Management Stockholders, and the Persons who from time to time become stockholders of the Company in accordance with this Agreement and execute and deliver a Joinder Agreement, substantially as set forth on Exhibit A attached hereto (a “Joinder Agreement”) (each of the foregoing a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, the Company was formed for the purpose of acquiring, indirectly through its subsidiaries, certain assets and equity interests relating to the Business, pursuant to the Purchase and Sale Agreement by and between The Clorox Company, a Delaware corporation, and Viking Acquisition Inc., a Delaware corporation, dated September 21, 2010 (the “Purchase Agreement”); and

WHEREAS, in connection with the consummation of the transactions contemplated by the Purchase Agreement, the parties believe that it is in the best interests of the Company and the Stockholders to set forth their agreements on certain matters.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01           Definitions.

(a)           The following terms, as used herein, have the following meanings:

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly, controls such first Person or is controlled by said Person or is under common control with said Person, where “control” means the power and ability to direct, directly or indirectly, or share equally in or cause the direction of, the management and/or policies of a Person, whether through ownership of voting shares or other equivalent interests of the controlled Person, by contract (including proxy) or otherwise.

“Aggregate Ownership” means, with respect to any Stockholder, the total number of shares of Common Stock owned by such Stockholder and its Permitted

Transferees and, with respect to the Avista Funds, including the Avista Syndication Vehicle.

“Avista Permitted Transferee” means, with respect to any Avista Fund or its Permitted Transferee, an investment fund that is a parallel fund or an alternative investment vehicle of the Avista Funds with the same general partner as the Avista Funds or a direct or indirect wholly-owned Subsidiary of the Avista Funds or such parallel fund or alternate investment vehicle; provided, however, that no “portfolio company” (as such term is customarily used among institutional investors) of the Avista Funds or any entity controlled by any portfolio company of the Avista Funds shall constitute an Avista Permitted Transferee.

“Avista Syndication Shares” means up to 25% of the Initial Shares held by the Avista Funds.

“Board” means the Board of Directors of the Company.

“Business” means, with respect to the Company and its Subsidiaries, the business of developing, formulating, supplying, manufacturing, packaging, marketing, selling and distributing automotive aftermarket products for use with motor vehicles and other uses related thereto.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by applicable law to close.

“By-laws” means the by-laws of the Company, as the same may be amended from time to time, a copy of which is attached as Exhibit B attached hereto, as the same may be amended from time to time as permitted hereunder.

“Call Period” means, with respect to the application of the provisions of Article VI to a Terminated Management Stockholder:

(a)           With respect to a Purchased Share, the period from the Termination Date with respect to such Terminated Management Stockholder to the date that is sixty (60) days after the later of (A) such Termination Date, or (B) the date on which the basis for such termination or resignation is finally determined, to the extent the same is disputed;

(b)           With respect to a share of Common Stock purchased pursuant to the exercise of an Incentive Security:

(i)            if the date of purchase of such share of Common Stock pursuant to the exercise of such Incentive Security (the “Exercise Date”) occurred before the Termination Date with respect to such Terminated Management Stockholder, the period from such Termination Date to the later of (A) the date that is sixty (60) days after such Termination Date, and (B) the date that is one-hundred and eighty (180) days after the later of (I) the Exercise Date, or (II) the date on which the basis for such termination or resignation is finally determined, to the extent the same is disputed; and

(ii)           if the Exercise Date occurs after the Termination Date with respect to such Terminated Management Stockholder, the period from the Exercise Date to the date that is one-hundred and eighty (180) days after the later of (A) the Exercise Date, or (B) the date on which the basis for such termination or resignation is finally determined, to the extent the same is disputed.

“Cause” means, with respect to any Management Stockholder, “Cause” as defined in any award agreement pertaining to the granting of any Incentive Security, if any, by and between the Company or any of its Subsidiaries and such Management Stockholder or, if not so defined:

(a)           the Management Stockholder’s breach of any fiduciary duty or legal or contractual obligation to the Company or any of its Affiliates, or to the Company’s direct or indirect equity holders;

(b)           the Management Stockholder’s failure to follow the reasonable instructions of the Board or such Management Stockholder’s direct supervisor, which breach, if curable, is not cured within ten (10) Business Days after notice to such Management Stockholder or, if cured, recurs within one-hundred and eighty (180) days;

(c)           the Management Stockholder’s gross negligence, willful misconduct, fraud, insubordination, acts of dishonesty or conflict of interest relating to the Company or any of its Affiliates; or

(d)           the Management Stockholder’s commission of any misdemeanor relating to the affairs of the Company or any of its Affiliates or any felony.

“Change of Control” means (a) any transaction or series of related transactions, whether or not the Company is a party thereto, in which, after giving effect to such transaction or transactions, the Equity Securities representing in excess of fifty percent (50%) of the voting power of the Company are owned directly, or indirectly through one or more entities, by any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) of Persons, other than the Avista Funds, the Avista Syndication Vehicle and their Permitted Transferees, or (b) a sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (including securities of the Company’s directly or indirectly owned Subsidiaries) to one or more purchasers other than the Stockholders or their Affiliates.

“Common Stock” means the shares of common stock, par value $0.01 of the Company.

“Closing Date” means November 5, 2010.

“Company Competitor” means (a) any Person that is reasonably determined by a majority of the disinterested members of the Board to be a competitor of the Company or any of its Subsidiaries in any material respect and (b) any Affiliate of any such Person specified in clause (a).  For purposes hereof, without limiting the foregoing, any Person with, or whose Affiliate has, substantial operations in the Business shall be presumed to be a Company Competitor unless the Board otherwise determines; provided, however, that for purposes of this Agreement, no private equity fund or the Avista Funds or, in each case, their respective Affiliates, shall be deemed a Company Competitor solely due to its direct or indirect investment in a portfolio company of such Person where such portfolio company would be deemed a Company Competitor.

“Drag-Along Portion” means, with respect to any Other Stockholder and any class of Equity Securities, the product of (i) the Aggregate Ownership of such class of Equity Securities by such Other Stockholder, multiplied by (ii) a fraction, the numerator of which is the number of such class of Equity Securities proposed to be sold by the Drag-Along Seller in the applicable Drag-Along Sale under Section 5.02, and the denominator of which is Drag-Along Seller’s Aggregate Ownership of the class of Equity Securities to be sold in such Drag-Along Sale.

“Drag-Along Sale” means any transaction in which the Avista Entities propose to Transfer at least 50% of the then issued and outstanding Equity Securities held by the Avista Entities to a Third Party.

“Drag-Along Transferee” means any Third Party in a proposed Drag-Along Sale.

“Equity Securities” means, without duplication, (i) the Common Stock, and (ii) any other securities convertible into or exchangeable or exercisable for, or options, warrants or other rights to acquire, Common Stock.  Schedule A hereto sets forth the names of and the number of Equity Securities owned by each Stockholder as of the date hereof, and the Company shall update Schedule A from time to time to reflect any issuances or Transfers of Equity Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to any of the Equity Securities as of any date of determination:

(a)           in the event that such Equity Securities are listed on an established U.S. national securities exchange or any established over-the-counter trading system, the average of the closing prices of such Equity Securities on such exchange if listed or, if not so listed, the average bid and asked price of such Equity Securities reported on any established over-the-counter trading system on which prices for such Common Stock are quoted, in each case, for a period of twenty (20) trading days prior to such date of determination; or

(b)           in the event that such Equity Securities are not listed on an established U.S. national securities exchange or any established over-the-counter trading system, the fair market value of such Equity Securities as determined by the Board in good faith.

“Family Member” means, with respect to any Person who is an individual, any spouse or lineal descendants, including adoptive relationships.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“FMV Calculation Date” means, with respect to the application of the provisions of Article VI to a Terminated Management Stockholder:

(a)           With respect to a Purchased Share, the Termination Date with respect to such Terminated Management Stockholder; and

(b)           With respect to a share of Common Stock purchased pursuant to the exercise of an Incentive Security:

(i)            if the Exercise Date occurred more than one-hundred and eighty (180) days before the Termination Date with respect to such Terminated Management Stockholder, such Termination Date; or

(ii)           if the Exercise Date occurred less than one-hundred and eighty (180) days before the Termination Date with respect to such Terminated Management Stockholder or occurs after such Termination Date, the Call Notice Date with respect to such share of Common Stock.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession that are in effect from time to time.

“Good Reason” means, with respect to any Management Stockholder, “Good Reason” as defined in any award agreement pertaining to the granting of any Incentive Security, if any, by and between the Company or any of its Subsidiaries and such Management Stockholder or, if not so defined:

(a)           the failure of the Company to pay or cause to be paid such Management Stockholder’s base salary or annual bonus, when due; or

(b)           any act taken by the Company that results in any material and sustained diminution in such Management Stockholder’s authority or responsibilities from those that are consistent with his or her title;

provided, that any event described in clauses (i) or (ii) above shall constitute Good Reason only if the Company fails to cure such event within thirty (30) days of receipt from Management Stockholder of written notice of the event which such Management Stockholder believes constitutes Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the thirtieth (30th) day following the later of its occurrence or such person’s knowledge thereof, unless such person has given the Company written notice thereof prior to such date.

“Governmental Authority” means any federal, state, local or foreign governmental authority, department, commission, board, bureau, agency, court, instrumentality or judicial or regulatory body or entity.

“Incentive Plan” means the Company’s 2010 Equity Incentive Plan, as the same may be amended, modified or supplemented, and any other incentive plan adopted by the Board from time to time.

“Incentive Securities” means Equity Securities purchased or acquired by, or issued to, a Management Stockholder or its Permitted Transferees pursuant to the exercise of options or other rights to acquire Common Stock, or any other equity or equity-linked security issued by the Company, pursuant to the Incentive Plan.

“Initial Shares” means, with respect to any Stockholder or group of Stockholders, the number of Equity Securities owned by such Stockholder or such group of Stockholders, as of the Closing Date, listed opposite their respective names on Schedule B attached hereto; provided, that the number of Initial Shares owned by each Stockholder shall be reduced (and Schedule B shall be modified accordingly), in the event of any redemption, repurchase or exchange of Equity Securities by the Company in accordance with this Agreement that affects all holders of such Equity Securities equally or proportionately, by the number of Equity Securities so redeemed, repurchased or exchanged, and that Schedule B will be updated to give effect to the Avista Syndication permitted by Section 3.01 hereof.

“IPO” means the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

“Management Permitted Transferee” means, with respect to any Management Stockholder, (i) any executor, administrator or testamentary trustee of such Stockholder’s estate if such Stockholder dies, (ii) any Person receiving Equity Securities of such Stockholder by will, intestacy laws or the laws of descent or survivorship, or (iii) any trustee of a trust (including an inter vivos trust) of which there are no principal beneficiaries other than such Stockholder or one or more Family Members of such Stockholder.

“Management Stockholders” means, collectively, those certain employees and consultants of the Company or its Subsidiaries who are, from time to time, party to this Agreement and their Permitted Transferees.

“Monitoring Agreement” means the Advisory Services and Monitoring Agreement by and between Viking Acquisition Inc. and Avista Capital Holdings L.P., dated as of November 5, 2010, as the same may be amended, supplemented or modified from time to time.

“Non-Competition Period” shall mean, with respect to each Management Stockholder who is an employee of the Company or any of its Subsidiaries, the period commencing on the last day of such Management Stockholder’s employment by the Company or any of its Subsidiaries and ending on the first anniversary of the last day of such Management Stockholder’s employment by the Company or any of its Subsidiaries.

“Original Issue Price” means an amount per share equal to the value of the consideration originally paid for each share of Equity Securities when such Equity Securities were issued (as adjusted for stock splits, reverse stock splits, stock dividends, combinations or the like).

“Permitted Transferee” means, as applicable, an Avista Permitted Transferee or a Management Permitted Transferee; provided, however, that in all cases such transferee shall execute a Joinder Agreement; provided, further, however, that in no event shall (A) the Company or any of its Subsidiaries, or (B) any Company Competitor (whether or not an Affiliate of the transferring Stockholder), constitute a “Permitted Transferee”.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a Governmental Authority.

“Public Offering” means an underwritten public offering of Common Stock pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

“Purchased Shares” means shares of Common Stock acquired pursuant to a Subscription Agreement and any other shares of Common Stock purchased by a Management Stockholder on or after the date hereof, excluding (a) any shares of Common Stock purchased pursuant to the exercise of an Incentive Security and (b) any shares of Common Stock purchased by a Management Stockholder after an IPO in any open market transaction.

“Registrable Securities” means shares of Common Stock, including those shares of Common Stock issuable upon exercise, conversion or exchange of any option, warrant or other security of the Company or any of its Subsidiaries and any securities of the Company which may be issued or distributed with respect to, or in exchange or substitution for, or conversion of, such Common Stock and such other securities pursuant to a stock dividend, stock split or other distribution, merger, consolidation, recapitalization or reclassification or otherwise or subsequently acquired by the Stockholders; provided, that Registrable Securities shall not include any shares (i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration, (ii) which have been sold pursuant to Rule 144 or Rule 145, (iii) which have been registered for resale pursuant to an effective registration statement on a Form S-8 (or any successor or similar form); and provided, further, that, for the avoidance of doubt, all Registrable Securities held by Management Stockholders shall remain subject to Section 4.02 and Article VI of this Agreement.

“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters to be provided pursuant to Section 7.05(h) hereof), (vii) fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and out-of-pocket expenses of any counsel to the Avista Funds (including the Avista Syndication Vehicle), (ix) fees and expenses in connection with any review of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in any offering, including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies, and (xv) all other costs and expenses incurred by the Company or its officers in connection with their compliance with Article VII hereof.

“Rule 144” means Rule 144 (or any successor provision) under the Securities Act.

“Rule 145” means Rule 145 (or any successor provision) under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subscription Agreement” means any subscription agreement entered into between the Company and any Management Stockholders in connection with the purchase of any Equity Securities by such Management Stockholders.

“Subsidiary” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least fifty percent (50%) of the ownership interest (determined by equity or economic interests) in, and the voting control of, such other Person.

“Syndication Vehicle Agreement” means the limited liability company agreement of ACP Viking Co-Invest, LLC dated as of the Closing Date, as the same may be amended, supplemented or modified from time to time.

“Tag-Along Pro Rata Share” means, with respect to each Tag-Along Seller, or Tagging Person, as the case may be, a number of shares of Offered Securities equal to the aggregate number of shares that the prospective purchaser in a Tag-Along Sale is willing to purchase, multiplied by a fraction, the numerator of which is the Aggregate Ownership of such Tag-Along Seller or Tagging Person, as the case may be, and the denominator of which is equal to the Aggregate Ownership of the Tag-Along Seller and all Tagging Persons.

“Tag-Along Seller” means (i) the Avista Funds and their Permitted Transferees or (ii) any other Stockholder that owns, beneficially or of record, more than 10% of the shares of Common Stock outstanding at the time of a proposal of a Tag-Along Sale.

“Third Party” means a prospective purchaser (other than a Permitted Transferee of the prospective selling Stockholder) of Common Stock in a bona fide arm’s-length transaction.

“Transfer” means, with respect to any Equity Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Equity Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing, and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Equity Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

(b)           Each of the following terms is defined in the Section set forth opposite such term:

TERM	SECTION
Agreement	Preamble
Avista	Preamble
Avista Designees	2.01(a)(i)
Avista Entities	Section 5.04(a)
Avista Funds	Preamble
Avista Offshore	Preamble
Avista Syndication Vehicle	Preamble
Avista Syndication	3.01
CEO Director	2.01(a)(ii)
Call Notice Date	6.01(b)
Company	Preamble
Confidential Information	8.03(a)
Confidentiality Affiliates	8.03(a)
Damages	7.06
Demand Maximum Offering Size	7.01(d)
Demand Registration	7.01(a)
Determination Time	4.02(b)
Drag-Along Sale Notice	5.02(c)
Drag-Along Sale Notice Period	5.02(c)
Drag-Along Sale Price	5.02(c)
Drag-Along Sale Period	5.02(d)
Drag-Along Seller	5.02(a)
Employer	6.01(a)
Excess Shares	5.04(c)
Fully Participating Stockholder	5.04(c)
Indemnified Party	7.08
Indemnifying Party	7.08
Inspectors	7.05(g)
Issuance Notice	5.04(a)
Joinder Agreement	Preamble
Lock-Up Period	4.01(b)
Offered Securities	Section 5.01(a)
Other Stockholders	5.02(a)
Piggyback Maximum Offering Size	7.02(b)
Piggyback Registration	7.02(a)
Records	7.05(g)
Registering Stockholders	7.01(a)(ii)
Relative Ownership Percentage	4.02(b)
Replacement Nominee	2.03(a)

TERM	SECTION
Repurchase Closing	6.02(b)
Requesting Stockholders	7.01(a)
Shelf Registration	7.03(a)
Shelf Request	7.03(a)
Stockholder	Preamble
Stockholders	Preamble
Tag-Along Notice	5.01(a)
Tag-Along Notice Period	5.01(c)
Tag-Along Offer	5.01(a)
Tag-Along Offerees	5.01(a)
Tag-Along Response Notice	5.01(c)
Tag-Along Right	5.01(c)
Tag-Along Sale	5.01(a)
Tag-Along Sale Percentage	5.01(b)
Tagging Persons	5.01(c)
Terminated Management Stockholder	6.01(a)
Termination Date	6.01(a)
Termination Event	6.01(a)
Termination Price	6.01(a)
Termination Securities	6.01(a)
Underwritten Shelf Take-down	7.03(b)
Unrestricted Securities	4.02(b)(i)
Unwinding Event	4.04(b)
Withdrawing Holders	7.04(b)

(c)           Other Definitional and Interpretive Matters.  Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(i)            Calculation of Time.  When calculating the period before which, within which or after which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(ii)           Dollars.  Any reference in this Agreement to “$” means U.S. dollars.

(iii)          Annexes/Exhibits/Schedules.  The Annexes, Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.  Any capitalized terms used in any Annex, Exhibit or Schedule but not otherwise defined therein shall be defined as set forth in this Agreement.

(iv)          Gender and Number.  Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(v)           Headings.  The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.  All references in this Agreement to any “Article” or “Section” are to the corresponding Article or Section of this Agreement unless otherwise specified.

(vi)          Herein.  The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(vii)         Other.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  The phrases “provided to,” “furnished to,” and phrases of similar import when used herein, unless the context otherwise requires, shall mean that a true, correct and complete copy of the information or material referred to has been provided to the party to whom such information or material is to be provided. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.”

ARTICLE II

CORPORATE GOVERNANCE

Section 2.01           Composition of the Board.

(a)           The Board shall consist of such number of directors as may be determined by the Avista Funds from time to time.  Initially, the Board shall consist of four (4) members designated as follows:

(i)            Avista, for and on behalf of the Avista Funds, shall have the right to appoint three directors (the “Avista Designees”), who initially shall be David Burgstahler, David Durkin and Allen Yurko, and

(ii)           the then-current Chief Executive Officer of the Company (the “CEO Director”), who initially shall be David Lundstedt, shall serve as a director.

(b)           A quorum of the Board shall consist of a majority of the members of the Board and the presence of at least one (1) Avista Designee; provided, however,

that if quorum is not present at the originally scheduled meeting of the Board, then such meeting shall be adjourned and a notice to the members of the Board shall be given in accordance with the By-laws.

(c)           Each Stockholder shall, at any time it is then entitled to vote for the election of directors to the Board, vote all of its Equity Securities that are entitled to vote or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of Stockholders) in order to ensure that the composition of the Board is as set forth in Section 2.01, Section 2.02 and Section 2.03.  Each Management Stockholder hereby grants to Avista, so long as Avista is able to designate one (1) or more Avista Designees pursuant to this Section 2.01 an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Management Stockholder’s Equity Securities in accordance with such Management Stockholder’s agreements contained in this Section 2.01(c).

(d)           The Company shall cause each Avista Designee to be nominated to serve as a director on the Board, and to take all other necessary actions (including calling a special meeting of the Board and/or Stockholders) to ensure that the composition of the Board is as set forth in Sections 2.01, 2.02, and 2.03.

(e)           Subject to Section 2.07, the Stockholders shall negotiate in good faith such changes to the composition of the members of the Board as may be necessary for the appointment of independent directors to the extent required in order to comply with applicable securities laws or exchange rules.

Section 2.02           Removal.  No Stockholder shall, at any time it is then entitled to vote for the removal of directors from the Board, vote any of its Equity Securities in favor of the removal of any Avista Designee, unless the designating party shall have, pursuant to this Section 2.02, requested such removal in writing; provided, however, that if Avista shall, pursuant to this Section 2.02 or otherwise, request in writing the removal, with or without cause, of any such Avista Designee so designated by it, each Stockholder shall vote all of its Equity Securities that are entitled to vote or execute proxies or written consents, as the case may be, in favor of such removal.

Section 2.03           Vacancies.

(a)           In the event that a vacancy is created on the Board at any time by the death, disability, retirement, resignation or removal of any Avista Designee, only Avista may designate another individual (the “Replacement Nominee”) to fill such vacancy and serve as a director on the Board and each Stockholder then entitled to vote for the election of directors to the Board shall vote all of its Equity Securities that are entitled to vote or execute proxies or written consents, as the case may be, in order to ensure that the Replacement Nominee is elected to the Board.

(b)           If the CEO Director is no longer Chief Executive Officer of the Company, then the CEO Director shall be deemed to have resigned from the Board immediately upon ceasing to be Chief Executive Officer and the vacancy created thereby shall be filled with the new Chief Executive Officer or as otherwise determined by the Board.

Section 2.04           By-law Provisions.  Each Stockholder shall vote all of its Equity Securities that are entitled to vote or execute proxies or written consents, as the case may be, and take all other actions necessary, to ensure that the By-laws (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit each Stockholder to receive the benefits to which such Stockholder is entitled under this Agreement.  Each Management Stockholder hereby grants to Avista an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Management Stockholder’s Equity Securities in accordance with such Stockholder’s agreements contained in this Section 2.04.

Section 2.05           Committees.  Any executive committee, compensation committee, audit committee, investment committee, nominating committee or other significant committee of the Board (including any committee performing the functions usually reserved for the committees described above) will consist of such persons as the Board shall direct.

Section 2.06           Subsidiaries.  The board of directors (and any committees thereof) of all Subsidiaries of the Company will consist of such persons as the Company shall direct (with the approval of the Board); provided, that if a designee or representative of the Avista Funds or their Affiliates is appointed to such board of directors (or any committee thereof), then Avista shall have the right to appoint members to such board of directors (or committees) in the same proportions as set forth in Section 2.01 (and the Company shall cause each such Subsidiary of the Company to take the appropriate action to complete such appointment).

Section 2.07           Matters Requiring Stockholder Consent.  The Company shall not (and shall not permit any of its Subsidiaries to) take any of the actions listed below without the consent of the Avista Funds, so long as the Aggregate Ownership of the Avista Entities is at least 15% of the shares of Common Stock then outstanding:

(a)           except in connection with the consummation of a Drag-Along Sale, amend (including by way of merger or otherwise) or waive any provisions of the by-laws, certificate of incorporation or other organizational or constitutive documents of the Company or any of its Subsidiaries;

(b)           increase or decrease the number of directors (which shall initially be four (4) members) constituting the Board;

(c)           declare or pay any cash or other dividend or make any other distribution on the share capital of the Company or on the share capital of any Subsidiary other than dividends or other distributions by a direct or indirect wholly-owned Subsidiary of the Company to its equity holders;

(d)           authorize, create, reclassify or issue (whether by dividend, distribution or otherwise) any Equity Securities, including in connection with an IPO, but excluding (i) issuances pursuant to the Incentive Plan or any employment agreement approved by the Board, (ii) issuances pursuant to any Subscription Agreement or (iii) issuances of equity securities of a Subsidiary to the Company or to a wholly owned Subsidiary of the Company;

(e)           purchase, repurchase or redeem (through an exchange or otherwise) any Equity Securities other than pursuant to the Incentive Plan or any employment agreement approved by the Board;

(f)            enter into any merger, share exchange, reorganization or consolidation or similar transaction, or otherwise sell all or substantially all of the assets of the Company other than (i) in connection with the Rollover Agreements or (ii) in connection with the consummation of a Drag-Along Sale;

(g)           enter into or effect any transaction or series of related transactions, involving the purchase, rent, license, exchange or other acquisition by the Company or any of its Subsidiaries of any assets (including any securities of any other Person) for consideration having a fair market value (as reasonably determined by the Board) in excess of thirty million dollars ($30,000,000);

(h)           enter into or effect any transaction or series of related transactions, involving the sale, lease, license, exchange or other disposal by the Company or any of its Subsidiaries of any assets (including any securities of the Company or any of its Subsidiaries) for consideration having a fair market value (as reasonably determined by the Board) in excess of twenty million dollars ($20,000,000), other than in connection with the consummation of a Drag-Along Sale;

(i)            other than with respect to the incurrence of indebtedness on the Closing Date in connection with the consummation of the transactions contemplated by the Purchase Agreement or the incurrence of trade payables in the ordinary course of business, (i) incur any indebtedness, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person (provided that the Company or any of its direct or indirect Subsidiaries may provide cross-guarantees for any indebtedness that has been approved under this Section 2.07), or enter into any agreement under which it may incur indebtedness in the future, in an aggregate amount in excess of twenty-five million dollars ($25,000,000), (ii) make any loan, advance or capital contribution to any Person (other than to any of the Company’s direct or indirect wholly-owned Subsidiaries) in an aggregate amount in excess of twenty-five million dollars ($25,000,000), (iii) make any voluntary prepayments of indebtedness of the Company or any of its Subsidiaries in an aggregate amount in excess of five million dollars ($5,000,000), or (iv) make an amendment to the maturity date, aggregate principal amount, amortization schedule or interest rate of existing indebtedness;

(j)            enter into any material joint venture, partnership, business alliance or similar arrangement, that has, or would reasonably be expected to have, an aggregate value in excess of twenty million dollars ($20,000,000) in one transaction or series of transactions, or modify or amend any material joint venture, partnership, business alliance similar arrangement;

(k)           undertake a voluntary liquidation or dissolution (other than in connection with the consummation of a Drag-Along Sale), file for bankruptcy protection, or take any other action evidencing or admitting insolvency;

(l)            establish or amend any material term of any severance or management equity program or compensation and benefits for senior executives or any other equity compensation plans for employees;

(m)          engage in any transactions with any officer, director, employee or Stockholder or any of their respective Affiliates or any other related persons, other than with respect to (i) the Monitoring Agreement, (ii) the payment of customary directors’ fees and expenses, (iii) employment and compensation arrangements for non-executive employees, and (iv) transactions exclusively between or among the Company or any of its Subsidiaries and any portfolio company (as such term is customarily used among institutional investors) of, or entities otherwise Affiliated with, the Avista Funds in the ordinary course of business and on commercially reasonable, arms-length terms;

(n)           settle, resolve or initiate any material litigation;

(o)           appoint or remove the independent auditors of the Company or make material changes in accounting principles used by the Company and its Subsidiaries;

(p)           hire or remove, with or without cause, the Chief Executive Officer or the Chief Financial Officer of the Company or any of its Subsidiaries, from time to time;

(q)           make any material change in the business strategy or operations of the Company or any of its Subsidiaries;

(r)            request, authorize receipt of or accept, with respect to any Stockholder, any capital contribution, whether of cash or of other property, to the capital of the Company made by such Stockholder; and

(s)           make any agreement or arrangement to carry out any of the matters referred to above under this Section 2.07.

Section 2.08           Budget.  On or prior to the date which is sixty (60) days prior to the end of each fiscal year, the Chief Executive Officer of the Company shall present to the Board for its review and approval, such approval to be by a majority of the members of the Board, a detailed operating budget (the “Budget”) for the following calendar year.

ARTICLE III

CO-INVESTMENT VEHICLES

Section 3.01           Syndication.  Notwithstanding anything in this Agreement to the contrary, prior to the six (6) month anniversary of the Closing Date, the Avista Funds shall be permitted to Transfer all or a portion of the Avista Syndication Shares (the “Avista Syndication”) to existing or potential limited partners of the Avista Funds that are not controlled by the Avista Funds or an Affiliate of the Avista Funds and such Transfers shall be permitted hereunder and shall not be subject to any of the rights or restrictions on Transfers set forth in this Agreement, including Article IV and Article V (for the avoidance of doubt, any and all subsequent Transfers by any such transferee shall be subject to all restrictions and provisions of this Agreement, including Article IV and Article V).  Any such syndication shall be effected through the Avista Syndication Vehicle.

Section 3.02           Cooperation with Syndication.  The Company agrees to reasonably cooperate with the Avista Funds with respect to the Avista Syndication, including providing financial and other information with respect to the Company to prospective investors in the Avista Syndication Vehicle in conducting their due diligence review and investigation and causing the officers and representatives of the Company to cooperate reasonably with such prospective investors in connection with their review and investigation, subject to any prospective investor executing a customary confidentiality agreement with the Company.

ARTICLE IV

RESTRICTIONS ON TRANSFER

Section 4.01           General Restrictions on Transfer.

(a)           Each Stockholder understands and agrees that the Equity Securities held by it have not been registered under the Securities Act and are restricted securities under the Securities Act.  No Stockholder shall Transfer any Equity Securities (or solicit any offers in respect of any Transfer of any Equity Securities), except in compliance with the Securities Act, any other applicable securities or “blue sky” laws and any restrictions on Transfer contained in this Agreement or any other provisions set forth in any other agreements or instruments pursuant to which such Equity Securities were issued.

(b)           Notwithstanding anything in this Agreement to the contrary, a Stockholder may not transfer any of its Equity Securities, except in accordance and compliance with this Article IV, including to a Permitted Transferee in accordance with Section 4.04, and Article V.

(c)           Notwithstanding anything in this Agreement to the contrary, except in connection with the consummation of a Drag-Along Sale, no Stockholder shall

Transfer any Equity Securities to a Company Competitor without the prior written consent of the Board.

(d)           Notwithstanding anything in this Agreement to the contrary, any attempt to Transfer any Equity Securities not in compliance with this Agreement shall be null and void and have no force or effect, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted Transfer.  The parties hereto acknowledge that the transfer restrictions contained herein are reasonable and in the best interests of the Company.

(e)           The Transfer restrictions in this Agreement may not be avoided by the holding of equity securities directly or indirectly through a Person that can itself be sold to dispose of an interest in Equity Securities free of such restrictions.

Section 4.02           Restrictions on Transfer by Management Stockholders.  Notwithstanding anything in this Agreement to the contrary:

(a)           Prior to an IPO, no Management Stockholder may Transfer any of its Equity Securities, except (i) to a Permitted Transferee in accordance with Section 4.04, (ii) in a Tag-Along Sale or Drag-Along Sale pursuant to Sections 5.01 or 5.02, or (iii) with the prior written consent of the Avista Funds; provided that, in each case, such Transfer shall be in compliance with any agreement or instrument pursuant to which such Equity Securities have been issued.

(b)           Following an IPO, until such time as the Avista Funds have Transferred at least 50% of the Equity Securities owned by the Avista Funds immediately prior to the IPO, no Management Stockholder shall Transfer any Equity Securities (other than to Permitted Transferees pursuant to Section 4.04) to the extent that such Transfer would result in the Relative Ownership Percentage (as defined below) of such Management Stockholder immediately following the effective time of such Transfer (the “Determination Time”) being less than the Relative Ownership Percentage of the Avista Funds immediately following the Determination Time.  For purposes of this Section 4.02(b), “Relative Ownership Percentage” means:

(i)            with respect to a Management Stockholder, a fraction (expressed as a percentage), (A) the numerator of which is the number of Common Stock other than unvested Incentive Securities (“Unrestricted Securities”) owned by such Management Stockholder immediately following the Determination Time and (B) the denominator of which is the sum of (x) the number of Unrestricted Securities owned by such Management Stockholder immediately following the IPO and (y) the number of Equity Securities owned by such Management Stockholder that were not Unrestricted Securities immediately following the IPO but that have subsequently become Unrestricted Securities; and

(ii)           with respect to the Avista Funds, a fraction (expressed as a percentage), (A) the numerator of which is the aggregate number of Equity

Securities owned by the Avista Funds and the Avista Syndication Vehicle immediately following the Determination Time and (B) the denominator of which is the aggregate number of Equity Securities owned by the Avista Funds and the Avista Syndication Vehicle immediately following the IPO.

Section 4.03           Legends.

(a)           At all times prior to the IPO, in addition to any other legend that may be required, each certificate for Equity Securities issued to any Stockholder shall bear a legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED; OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH.  THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS AGREEMENT DATED AS OF NOVEMBER 5, 2010 (AS AMENDED FROM TIME TO TIME), A COPY OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY OR ANY SUCCESSOR THERETO.”

(b)           If any Equity Securities shall become freely transferable under the Securities Act, upon the written request of the holder thereof, the Company shall issue to such holder a new certificate evidencing such Equity Securities without the first sentence of the legend required by Section 4.03(a) endorsed thereon.  The Company may request that the holder provide an opinion of legal counsel reasonably acceptable to it stating that such Equity Securities are freely transferable under the Securities Act.  If any Equity Securities cease to be subject to any and all restrictions on Transfer and all other obligations set forth in this Agreement, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Equity Securities without the second sentence of the legend required by Section 4.03(a) endorsed thereon.

Section 4.04           Permitted Transferees.

(a)           Subject to Section 4.01, any Stockholder may at any time Transfer any or all of its Equity Securities to a Permitted Transferee without the consent of any Person and without compliance with Section 5.01, to the extent applicable, so long as such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement by executing a Joinder Agreement.  Such Stockholder must give prior written notice to the Company and the Avista Funds of any proposed Transfer to a Permitted Transferee, including the identity of such proposed Permitted Transferee and such other documentation reasonably requested by the Company, to ensure compliance with the terms of this Agreement.

(b)           If, while a Permitted Transferee holds any Equity Securities, a Permitted Transferee ceases to qualify as a Permitted Transferee in relation to the initial transferring Stockholder from whom or which such Permitted Transferee or any previous Permitted Transferee of such initial transferring Stockholder received such shares (an “Unwinding Event”), then:

(i)            the relevant initial transferor Stockholder shall forthwith notify the other Stockholders and the Company of the pending occurrence of such Unwinding Event; and

(ii)           immediately following such Unwinding Event, without limiting any other rights or remedies, such initial transferor Stockholder shall take all actions necessary to effect a Transfer of all the Common Stock held by the relevant Permitted Transferee either back to such Stockholder or, pursuant to this Section 4.04, to another Person that qualifies as a Permitted Transferee of such initial transferring Stockholder.

(c)           The Avista Funds hereby agree that they shall cause (and shall cause their Affiliates to cause) each of the Avista Permitted Transferees to continue to be an Avista Permitted Transferee for so long as such Avista Permitted Transferee is a Stockholder.  The Avista Funds agree that they shall cause (and shall cause their Affiliates to cause) each of their respective Avista Permitted Transferees to comply with this Agreement.

ARTICLE V

TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; PREEMPTIVE RIGHTS

Section 5.01           Tag-Along Rights.

(a)           At any time prior to an IPO, and subject to Section 5.03, if any Tag-Along Seller proposes to Transfer shares of any class of Equity Securities (“Offered Securities”) to any Third Party or Third Parties in a single transaction or in a series of related transactions (a “Tag-Along Sale”), the Tag-Along Seller shall first, by written notice to the Company, which shall provide each of the Stockholders that is not a Tag-Along Seller (the “Tag-Along Offerees”) with a copy of such notice (“Tag-Along Notice”), offer the Tag-Along Offerees (“Tag-Along Offer”) the opportunity to participate in such Transfer in accordance with this Section 5.01.

(b)           The Tag-Along Notice shall identify (i) the class and number of shares of Offered Securities proposed to be sold by the Tag-Along Seller, (ii) the fraction expressed as a percentage, determined by dividing the number of shares of the specified class to be purchased from the Tag-Along Seller in such Tag-Along Sale by the number of shares of the specified class held by such Tag-Along Seller (the “Tag-Along Sale Percentage”) (it being understood that the Company shall reasonably cooperate with the Tag-Along Seller in respect of the determination of the Tag-Along Sale Percentage) and (iii) the consideration for which the Transfer is proposed to be made.  Notwithstanding anything contained herein to the contrary, for purposes of this Section 5.01, Equity Securities of a Management Stockholder shall exclude any Incentive Securities, whether or not the options or other equity based awards for which such Incentive Securities would be issued are vested, unless the applicable options or other equity based awards are exercised prior to the end of the Tag-Along Notice Period (as defined below).

(c)           From the date of its receipt of the Tag-Along Notice, each Tag-Along Offeree shall have the right (a “Tag-Along Right”), exercisable by written notice (“Tag-Along Response Notice”) given to the Tag-Along Seller within ten (10) days after receipt of the Tag-Along Notice (the “Tag-Along Notice Period”), to request that the Tag-Along Seller include in the proposed Transfer a number of shares of the specified class of Offered Securities held by such Tag-Along Offeree (such number of shares of the specified class shall not in any event exceed the Tag-Along Sale Percentage of the total number of shares of Offered Securities held by such Tag-Along Offeree).  The Tag-Along Response Notice shall include wire transfer instructions for payment of the purchase price for the Offered Securities to be sold in such Tag-Along Sale.  The Tag-Along Offerees that exercise their Tag-Along Rights hereunder (the “Tagging Persons”) shall deliver to the Tag-Along Seller, with the Tag-Along Response Notice, the certificate or certificates representing the Equity Securities of such Tagging Persons to be included in the Tag-Along Sale, together with a limited power-of-attorney from each Tag-Along Offeree authorizing the Tag-Along Seller to Transfer such Equity Securities on the terms set forth in the Tag-Along Notice and otherwise on terms and conditions applicable to the Tag-Along Seller or otherwise more advantageous to the Tag-Along Seller than set forth in the Tag-Along Notice.  Delivery of the Tag-Along Response Notice with such certificate or certificates and in the case of each Management Stockholder, a limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by the Tagging Persons.  In order to participate in a Tag-Along Sale, the Tagging Persons must agree to enter into and execute substantially identical agreements and documents as the Tag-Along Seller enters into and executes in connection with the Tag-Along Sale.

(d)           If, at the end of a 120-day period after the date of receipt of the Tag-Along Notice (which 120-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than one-hundred and eighty (180) days after the date of receipt of the Tag-Along Notice), the Tag-Along Seller has not completed the Transfer of all such Offered Securities on substantially the same terms and conditions set forth in the Tag-Along Notice (but as to price, the terms shall be exactly the same), the Tag-Along Seller shall (i) promptly return to the Tagging Persons the limited power-of-attorney (and all copies thereof) together with all certificates representing the Offered Securities that such Tagging Persons delivered for Transfer pursuant to this Section 5.01 and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (ii) not conduct any Transfer of such shares of the specified class of Offered Securities without again complying with this Section 5.01.

(e)           Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) remit or cause to be remitted to the Tagging Persons the total consideration to be paid at the closing of the Tag-Along Sale for the Equity Securities of the Tagging Persons Transferred pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the Tag-Along Response Notice, and (iii) promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such Transfer and the material terms thereof as may be reasonably requested by the Tagging Persons.

(f)            If at the termination of the Tag-Along Notice Period, any Tag-Along Offeree has not elected to participate in the Tag-Along Sale, such Tag-Along Offeree shall be deemed to have waived its rights under Section 5.01(a) with respect to, and only with respect to, the Transfer of its Equity Securities pursuant to such Tag-Along Sale.

(g)           If (i) any Tag-Along Offeree declines to exercise its Tag-Along Rights or (ii) any Tagging Person elects to exercise its Tag-Along Rights with respect to less than such Tagging Person’s Tag-Along Sale Percentage, the Tag-Along Seller shall be entitled to Transfer, pursuant to the Tag-Along Offer, a number of Offered Securities held by it equal to the number of Offered Securities constituting the Tag-Along Sale Percentage of such Tag-Along Offeree or the portion of such Tagging Person’s Tag-Along Sale Percentage with respect to which Tag-Along Rights were not exercised, as the case may be.

(h)           Notwithstanding anything contained in this Section 5.01, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons (other than the obligation to return any certificates evidencing the Offered Securities and other applicable documents received by the Tag-Along Seller) if the Transfer of Offered Securities pursuant to Section 5.01 is not consummated for whatever reason.  The determination of whether to effect a Transfer of Offered Securities pursuant to this Section 5.01 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

(i)            The Tag-Along Seller shall Transfer, on behalf of itself and the Tagging Persons, the Equity Securities subject to the Tag-Along Offer and elected by the Tagging Person to be Transferred on the terms and conditions set forth in the Tag-Along Notice within one-hundred and twenty (120) days (or such longer period as extended under Section 5.01(d)) after the date of receipt of the Tag-Along Notice.

(j)            The provisions of this Section 5.01 shall not apply to any proposed Transfer of any Equity Securities by the Tag-Along Seller (i) pursuant to Section 5.02 if the Drag-Along Seller exercises its Drag-Along Rights, (ii) to any Avista Permitted Transferee or (iii) in connection with the Avista Syndication.

Section 5.02           Drag-Along Rights.

(a)           Subject to Section 5.03, if at any time, prior to an IPO, the Avista Entities (the “Drag-Along Seller”) propose to Transfer Equity Securities in a transaction or series of transactions that qualifies as a Drag-Along Sale, the Drag-Along Seller may at its option require each other Stockholder that is not the Drag-Along Seller (the “Other Stockholders”) to participate in such Drag-Along Sale.  Each Other Stockholder hereby agrees (i) if such Drag-Along Sale is structured as a Transfer of Equity Securities, whether by stock sale, merger, consolidation, recapitalization, reclassification or similar transaction, to Transfer the Drag-Along Portion of the Equity Securities then held by such Other Stockholder on the same terms and conditions as are applicable to the Drag-Along Seller, including the same per share consideration with respect to a specific class of Equity Securities; provided, that the terms of such Drag Along Sale may provide different per share consideration for different classes of Equity Securities, and (ii) in the case of each Management Stockholder, subject to and at the closing of the Drag-Along Sale, to exercise such number of options or other equity based awards for Incentive Securities held by such Management Stockholder as is required in order that a sufficient number of Equity Securities are available to Transfer the relevant Drag-Along Portion of Equity Securities of such Management Stockholder, in each case for the same consideration per unit of the relevant class of Equity Securities and otherwise on the same terms and conditions as the Drag-Along Seller; provided that, with respect to any such options or other equity based awards having an exercise price per share that is greater than the per share price at which the Equity Securities are to be Transferred to the Drag-Along Transferee, such Management Stockholder shall, to the extent required by the Drag-Along Seller to exercise such options or other equity based awards in place of such exercise, submit to irrevocable cancellation thereof (subject to Section 5.02(e)) without any liability for payment of any exercise price with respect thereto.  If the Drag-Along Sale is not consummated with respect to any Equity Securities acquired upon exercise of such options or other equity based awards, such options or other equity based awards shall be deemed not to have been exercised or canceled, as applicable.  All Other Stockholders shall reasonably cooperate in, and shall take all actions requested by the Drag-Along Seller that are reasonably necessary or desirable to consummate the Drag-Along Sale, including (i) voting their respective Equity Securities (or executing and delivering any written consents in lieu thereof) in favor of the Drag-Along Sale (to the extent a vote is required) and all actions deemed reasonably necessary by the Drag-Along Seller in connection with the Drag-Along Sale, including voting to approve a Drag-Along Sale if such Drag-Along Sale is structured as a merger or a sale of all or substantially all of the assets of the Company, and against any action or proposal that may prevent, hinder or impede the consummation of the Drag-Along Sale, (ii) waiving any dissenters’ or appraisal rights to which they may be entitled in connection with the Drag-Along Sale, (iii) subject to Section 5.03, entering into agreements with the Drag-Along Transferee on terms substantially identical to those (if any) entered into between the Drag-Along Transferee and the Drag-Along Seller, and (iv) take all actions necessary to cause the Board to approve the Drag-Along Sale, including, if applicable, removing and replacing any Avista Designees pursuant to Section 2.02.  For purposes of clarity, the Drag-Along

Seller may cause a Drag-Along Sale pursuant to this Section 5.02(a) in a Transfer for less than all of the outstanding Equity Securities.

(b)           Each Other Stockholder hereby grants to the Drag-Along Seller, an irrevocable proxy coupled with an interest to vote, including in any action by written consent, such Other Stockholder’s Equity Securities in accordance with such Other Stockholder’s agreements in this Section 5.02 and a power of attorney to execute and deliver in the name and on behalf of such Other Stockholder all such agreements, instruments and other documentation (including any written consents of stockholders) as is required to Transfer the Equity Securities held by such Other Stockholder to the Drag-Along Transferee.

(c)           The Drag-Along Seller shall provide written notice of such Drag-Along Sale to the Other Stockholders (a “Drag-Along Sale Notice”) not later than ten (10) days prior to the proposed Drag-Along Sale.  The Drag-Along Sale Notice shall identify the Drag-Along Transferee, the number of Equity Securities subject to the Drag-Along Sale and the type and amount (or value) of consideration for which a Transfer is proposed to be made (the “Drag-Along Sale Price”).  The number of Equity Securities to be sold by each Other Stockholder shall be the Drag-Along Portion of the class of Equity Securities that such Other Stockholder owns.  Each Other Stockholder shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice and to tender its Equity Securities.  The price payable in such Transfer shall be the Drag-Along Sale Price.  Not later than five (5) days after receipt of the Drag-Along Sale Notice (the “Drag-Along Sale Notice Period”), each of the Other Stockholders shall deliver to a representative of the Drag-Along Seller designated in the Drag-Along Sale Notice the certificate or certificates and other applicable instruments representing the Equity Securities of such Other Stockholder to be included in the Drag-Along Sale, together with wire transfer instructions for payment of the cash portion of the consideration to be received in such Drag-Along Sale, or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Equity Securities pursuant to this Section 5.02(c) at the closing for such Drag-Along Sale against delivery to such Other Stockholder of the consideration therefor.  If an Other Stockholder should fail to deliver such certificates to the Drag-Along Seller and the Drag-Along Sale is consummated, the Company shall cause the books and records of the Company to reflect that such Equity Securities are bound by the provisions of this Section 5.02(c) and that such Equity Securities shall be Transferred to the Drag-Along Transferee immediately upon surrender for Transfer by the holder thereof.

(d)           The Drag-Along Seller shall have a period of one-hundred and twenty (120) days from the date of receipt of the Drag-Along Sale Notice to consummate the Drag-Along Sale for the consideration set forth in such Drag-Along Sale Notice; provided, that if such Drag-Along Sale is subject to regulatory approval, such 120-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than one-hundred and eighty (180) days after the date of receipt of the Drag-Along Sale Notice (the “Drag-Along Sale Period”).  If the Drag-Along Sale shall not have been consummated during such period, the Drag-Along Seller shall promptly return to each of the Other Stockholders, the power of attorney and all certificates and other applicable instruments representing Equity Securities that such Other Stockholders delivered for Transfer pursuant hereto, together with any other documents in the possession of the Drag-Along Seller executed by the Other Stockholders in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Equity Securities owned by the Other Stockholders shall again be in effect.

(e)           Concurrently with the consummation of the Drag-Along Sale, the Drag-Along Seller shall give notice thereof to the Other Stockholders, shall remit or cause to be remitted to each of the Other Stockholders that has surrendered its certificates and other applicable instruments the total consideration to be paid at the closing of the Drag-Along Sale (the cash portion of which is to be paid by wire transfer of immediately available funds in accordance with such Other Stockholder’s wire transfer instructions) for the Equity Securities Transferred by such Other Stockholder pursuant hereto, and shall furnish such other evidence of the completion and time of completion of such Transfer and the material terms thereof as may be reasonably requested by such Other Stockholders.

(f)            Notwithstanding anything contained in this Section 5.02, there shall be no liability on the part of the Drag-Along Seller to the Other Stockholders (other than the obligation to return the limited power-of-attorney and the certificates and other applicable instruments representing Equity Securities received by the Drag-Along Seller) if the Transfer of Equity Securities pursuant to this Section 5.02 is not consummated for whatever reason, regardless of whether the Drag-Along Seller has delivered a Drag-Along Sale Notice.  The decision to effect a Transfer of Equity Securities pursuant to this Section 5.02 by the Drag-Along Seller is in the sole and absolute discretion of the Drag-Along Seller.

(g)           Notwithstanding anything to the contrary herein, no Other Stockholder may transfer any of its Equity Securities (whether to a Permitted Transferee or otherwise, except in connection with the Drag-Along Sale) during the period beginning on the date of receipt of the Drag-Along Sale Notice and ending at such earlier time as the Drag-Along Sale (x) is consummated, (y) is abandoned or terminated (with notice of such abandonment or termination having been provided by the Drag-Along Seller) or (z) fails to be consummated within the timeframe set forth in Section 5.02(d).

Section 5.03           Additional Provisions Related to Tag-Along Sales and Drag-Along Sales.  Notwithstanding anything contained in Section 5.01 or Section 5.02 to the contrary, in connection with a Tag-Along Sale under Section 5.01 or a Drag-Along Sale under Section 5.02:

(a)           upon the consummation of such Tag-Along Sale or Drag-Along Sale, all Stockholders of the same class of Equity Securities participating therein will receive the same form and amount of consideration per share (it being understood that any payments made pursuant to the Monitoring Agreement shall not, in the case of a Tag-Along or Drag-Along Sale, be deemed to constitute consideration for Equity Securities), or, if any Stockholder of a specified class of Equity Securities is given an option as to the form and amount of consideration to be received (other than stock rollover offered exclusively to Management Stockholders), all Stockholders of such specified class of Equity Securities participating therein will be given the same option;

(b)           each Stockholder shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer; provided, that no Stockholder (other than Management Stockholders) shall be obliged to agree not to compete with, or solicit customers or employees of, any Person, (ii) benefit from and be subject to all of the same provisions of the definitive agreements as are applicable to the Tag-Along Seller or Drag-Along Seller, as the case may be, (iii) be required to bear its proportionate share of any escrows, holdbacks or adjustments in respect of the purchase price or indemnification obligations; provided, that no Stockholder shall be obligated (A) to indemnify, other than severally indemnify, any Person in connection with such Tag-Along Sale or Drag-Along Sale, as the case may be, or (B) to incur liability to any Person in connection with such Tag-Along Sale or Drag-Along Sale, as the case may be, including under any indemnity, in excess of the lesser of (1) its pro rata share of such liability based on the proceeds to be realized by such Stockholder in such sale and (2) the proceeds realized by such Stockholder in such sale other than, in each case, for fraud by such Stockholder, and (iv) reasonably cooperate in obtaining all governmental and third-party consents and approvals reasonably necessary or desirable to consummate such Tag-Along Sale or Drag-Along Sale;

(c)           in the event the consideration to be paid in exchange for Equity Securities in a Tag-Along Sale includes any securities, and the receipt thereof by a Stockholder would require under applicable law (i) the registration or qualification of such securities or of any Person as a broker or dealer or agent with respect to such securities where such registration or qualification is not otherwise required for the Tag-Along Sale, or (ii) the provision to any Tag-Along Seller of any specified information regarding such securities or the issuer thereof that is not otherwise required to be provided for the Tag-Along Sale, then such Stockholder shall not have the right to sell Equity Securities in such proposed Tag-Along Sale.  In such event, the Tag-Along Seller shall have the right, but not the obligation, to cause to be paid to such Stockholder in lieu thereof, against surrender of the Equity Securities which would have otherwise been Transferred by such Stockholder to the prospective purchaser in the proposed Tag-Along Sale, an amount in cash equal to the fair market value (as reasonably determined by the Board) of such Equity Securities as of the date such securities would have been issued in exchange for such Equity Securities;

(d)           in connection with a Drag-Along Sale, if requested by the Drag-Along Seller, the Company will promptly engage, on customary terms (including customary indemnification from the Company), a nationally recognized investment banking firm selected by the Drag-Along Seller to provide financial advisory services to the Company, the Drag-Along Seller and the Other Stockholders, and the Company shall pay the fees and expenses of such investment banking firm;

(e)           in connection with a Drag-Along Sale, the Company will, if applicable, enter into a definitive agreement with the proposed transferee(s) providing for such Transfer and make and agree to representations, warranties, covenants and indemnities and other similar agreements that are reasonable and customary for negotiated transactions of the type contemplated by such Transfer;

(f)            the Company agrees to reasonably cooperate with any Stockholder and any proposed transferee (other than a Company Competitor in the case of a Tag-Along Sale), and their respective advisors, to facilitate and effect any Tag-Along Sale or Drag-Along Sale and, upon the request of any Stockholder that proposes to make a Tag-Along Sale or Drag-Along Sale, subject to any proposed transferee (other than a Company Competitor in the case of a Tag-Along Sale) executing a reasonably satisfactory confidentiality agreement with the Company, the Company will, and will cause its and its Subsidiaries’ employees and personnel to, use its and their reasonable best efforts to facilitate and support any due diligence process being undertaken in connection with such proposed Tag-Along Sale or Drag-Along Sale;

(g)           the Company and the Stockholders will reasonably cooperate in the obtaining of all governmental and third-party approvals and consents reasonably necessary or desirable to consummate such Transfer; and

(h)           all reasonable costs and expenses incurred by (i) the Avista Entities and the Company in connection with any proposed Drag-Along Sale (whether or not consummated) including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be borne by the Company, (ii) by the Tag-Along Seller in connection with any proposed Tag-Along Sale (whether or not consummated) including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be borne by the Tag-Along Seller and the Tagging Persons on a pro rata basis (based on the number of Offered Securities Transferred or proposed to be Transferred) to the extent such expenses are not otherwise paid by the Company or any other Person, and (iii) all other costs and expenses incurred by the Stockholders, or the Company in connection with any proposed Tag-Along Sale (whether or not consummated), including all attorneys fees and charges, all accounting fees and charges and all finders, brokerage or investment banking fees, charges or commissions, shall be borne by the party incurring such costs and expenses.

Section 5.04           Preemptive Rights.

(a)           Prior to the consummation of an IPO, the Company shall give each of the Stockholders that is an “accredited investor” (as such term is defined in Rule 501(a) of the Securities Act) as of the time of any proposed issuance by the Company of any Equity Securities to any of the Avista Funds, any of their respective Affiliates, or any Avista Permitted Transferee (collectively, the “Avista Entities”), written notice (an “Issuance Notice”) of such proposed issuance at least ten (10) days prior to the proposed issuance date.  The Issuance Notice shall specify the number and type of Equity Securities and the price at which such Equity Securities are proposed to be issued to the

Avista Entities and the other material terms and conditions of such issuance, including the proposed closing date.  Subject to Section 5.04(g), each such Stockholder shall be entitled to purchase, at the price and on the other terms and conditions specified in the Issuance Notice, its pro rata amount of such newly issued Equity Securities to the Avista Entities equal to (x) the number of such Equity Securities proposed to be issued to the Avista Entities by the Company, multiplied by (y) a fraction, the numerator of which is the Aggregate Ownership of Common Stock of such Stockholder and the denominator of which is equal to the Aggregate Ownership of the Common Stock of all Stockholders.

(b)           Each Stockholder may exercise its rights under this Section 5.04 by delivering written notice of its election to purchase such Equity Securities to the Company within ten (10) days after receipt of the Issuance Notice.  A delivery of such notice (which notice shall specify the number of shares of such Equity Securities requested to be purchased by the Stockholder submitting such notice) by such Stockholder shall constitute a binding agreement of such Stockholder to purchase, at the price and on the terms and conditions specified in the Issuance Notice, the number of such Equity Securities specified in such Stockholder’s notice.  If, at the termination of such 10 day-period, any Stockholder has not exercised its right to purchase any of its pro rata share of such Equity Securities, such Stockholder shall be deemed to have waived all of its rights under this Section 5.04 with respect to, and only with respect to, the purchase of such Equity Securities specified in the Issuance Notice.

(c)           If any of the Stockholders fails to exercise its preemptive rights under this Section 5.04, or elects to exercise such rights with respect to less than such Stockholder’s pro rata share (the difference between such Stockholder’s pro rata share and the number of shares for which such Stockholder exercised its preemptive rights under this Section 5.04 (the “Excess Shares”)), any participating Stockholder electing to exercise its rights with respect to its full pro rata share (a “Fully Participating Stockholder”) shall be entitled to purchase from the Company an additional number of shares of such Equity Securities equal to the product of (i) the Excess Shares and (ii) a fraction, the numerator of which is the Aggregate Ownership of Common Stock of such Fully Participating Stockholder, and the denominator of which is equal to the Aggregate Ownership of Common Stock of all Fully Participating Stockholders, in each case, as of immediately prior to the exercise of any preemptive rights pursuant to Section 5.04(b) with respect to such proposed issuance of such Equity Securities; provided, that, notwithstanding the foregoing, in the event that any Avista Entity fails to exercise its preemptive rights under this Section 5.04 or elects to exercise such rights with respect to less than such Avista Entity’s pro rata share, the right to purchase the Excess Shares attributable to such Avista Entity shall be allocated to any Person designated by the Avista Funds in their sole discretion.

(d)           The Company shall have one-hundred and twenty (120) days after the date of the Issuance Notice to consummate the proposed issuance of any or all of such Equity Securities that the Stockholders have elected not to purchase at the same (or higher) price and upon such other terms and conditions that are not materially less favorable to the Company than those specified in the Issuance Notice; provided, that if such issuance is subject to regulatory approval, such 120-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than one-hundred and eighty (180) days after the date of the Issuance Notice.  At the consummation of such issuance, the Company shall issue certificates representing such Equity Securities to be purchased by each Stockholder exercising preemptive rights pursuant to this Section 5.04 registered in the name of such Stockholder, against payment by such Stockholder of the purchase price for such Equity Securities.  If the Company proposes to issue such Equity Securities after such 120-day period or during such 120-day period at a lower price or on such other terms materially less favorable to the Company, it shall again comply with the procedures set forth in this Section 5.04.

(e)           The closing of any issuance of Equity Securities to the Stockholders pursuant to this Section 5.04, shall take place at the time and in the manner provided in the Issuance Notice.  The Company shall be under no obligation to consummate any proposed issuance of Equity Securities, nor shall there be any liability on the part of the Company to any Stockholder, if the Company has not consummated any proposed issuance of such Equity Securities pursuant to this Section 5.04 for whatever reason, except willful misconduct or breach of this Agreement, regardless of whether it shall have delivered an Issuance Notice in respect of such proposed issuance.

(f)            The Company may offer and sell shares of Equity Securities subject to the preemptive rights under this Section 5.04 to the Avista Entities without first offering such Equity Securities to each of the other Stockholders or complying with the procedures of this Section 5.04, so long as (i) each of the other Stockholders receives prompt written notice of the consummation of such sales, (ii) either the Company or the Avista Entity purchasing such Equity Securities commits (at the time of such initial sale) to make available for sale to such Stockholders a number of shares of such Equity Securities equal to (x) the number of shares of such Equity Securities issued by the Company to the Avista Entities multiplied by (y) a fraction, the numerator of which is the Aggregate Ownership of Common Stock of such Stockholder (excluding the number of Common Stock, if applicable, issued by the Company with respect to this provision) and the denominator of which is equal to the Aggregate Ownership of Common Stock of all Stockholders (excluding the number of Common Stock, if applicable, issued by the Company with respect to this provision), within sixty (60) days after the close of such sale on the same terms and conditions as such prior sale, and (iii) the price per share of Equity Security shall be identical to the price per share paid in such prior sale.

(g)           The preemptive rights under this Section 5.04 shall not apply to (i) issuances or sales of Equity Securities upon exercise, conversion or exchange of Equity Securities that were either outstanding as of the Closing Date or which, when issued, were issued to officers and/or directors of the Company or any of its Subsidiaries pursuant to employee benefit or similar plans or arrangements of the Company approved in accordance with Section 2.07(m), (ii) Equity Securities distributed or set aside ratably to all holders of a specified class of Equity Securities on a per share equivalent basis, (iii) issuances or sales in, or in connection with, the IPO, a merger of the Company with or into another Person or an acquisition by the Company of another Person or substantially all the assets of another Person, subject to the provisions of Section 2.07(f) and Section 2.07(g), or (iv) issuances of any Equity Security as a bona-fide “equity kicker” to any Avista Entity that provides any debt financing.

ARTICLE VI

REPURCHASE RIGHTS

Section 6.01           Repurchase Rights upon Termination.

(a)           Except as expressly provided in any Subscription Agreement executed by any Management Stockholder, if any Management Stockholder who is an employee or consultant of the Company or any of its Subsidiaries (the entity employing such Management Stockholder, the “Employer”) ceases to be employed by, or provide services to, the Company or any of its Subsidiaries (a “Terminated Management Stockholder”) for any reason (the reason for the termination of such employment or consultancy, the “Termination Event” and the date of such termination, the “Termination Date”), the Company shall have the right (but not the obligation) to purchase, and if such right is exercised, such Terminated Management Stockholder shall sell, and shall cause any Permitted Transferees of such Terminated Management Stockholder (which for the purposes of this Article VI shall include any Persons who, as of the date hereof, would be deemed to be Permitted Transferees) to sell (and such Permitted Transferees shall sell), to the Company all or any portion (as determined by the Company) of the Equity Securities (the “Termination Securities”) owned by such Terminated Management Stockholder and such Permitted Transferees at the price per Termination Security set forth in Section 6.02 (the “Termination Price”); provided, that the parties acknowledge that with respect to certain Termination Securities in certain circumstances, on the Termination Date, such Termination Securities will be forfeited pursuant to the terms of the agreement governing the grant or purchase of such Termination Securities.

(b)           With respect to each Termination Security, the Company shall notify a Terminated Management Stockholder in writing, within the Call Period with respect to such Termination Security, whether the Company will exercise its right to purchase such Termination Security (the date on which a Terminated Management Stockholder is so notified, the “Call Notice Date”).  The Company may assign its right to purchase all or any portion of the Termination Securities under this Article VI pro rata to the Avista Funds, and the Avista Funds may exercise the rights of the Company under this Article VI in the same manner in which the Company could exercise such rights.

(c)           The closing of the purchase by the Company or the Avista Funds, as applicable, of Termination Securities pursuant to this Article VI shall take place at the principal office of the Company on the date chosen by such purchaser, which date shall, except as may be reasonably necessary to determine the Termination Price, in no event be more than forty-five (45) days after the Call Notice Date.  At such closing, (i) the

Company or the Avista Funds, as applicable, shall pay the Terminated Management Stockholder and/or such Terminated Management Stockholder’s Permitted Transferees, as applicable, against delivery of duly endorsed certificates described below representing such Termination Securities, the aggregate Termination Price by wire transfer of immediately available funds and (ii) the Terminated Management Stockholder and/or such Terminated Management Stockholder’s Permitted Transferees, as applicable, shall deliver to the Company a certificate or certificates representing the Termination Securities to be purchased by the Company or the Avista Funds, as applicable, duly endorsed, or with share (or equivalent) powers duly endorsed, for transfer with signature guaranteed, free and clear of any lien or encumbrance, with any necessary share (or equivalent) transfer tax stamps affixed.  The delivery of a certificate or certificates for the Termination Securities by any Person selling such Termination Securities pursuant to this Section 6.01 shall be deemed a representation and warranty by such Person that: (i) such Person has full right, title and interest in and to such Termination Securities; (ii) such Person has all necessary power and authority and has taken all necessary action to sell such Termination Securities as contemplated; (iii) such Termination Securities are free and clear of any and all liens or encumbrances and (iv) there is no adverse claim with respect to such Termination Securities.

Section 6.02           Termination Pricing and Payment Terms.

(a)           The Termination Price of a Termination Security shall be determined as follows:

(i)            With respect to a Termination Security that is a Purchased Share:

(A)          If the Termination Event was for any reason other than a termination by the Employer for Cause, the Termination Price for such Termination Security shall be the Fair Market Value on the FMV Calculation Date of such Termination Security;

(B)           If the Termination Event was a termination by the Employer for Cause, the Termination Price for such Termination Security shall be the lower of (1) the Fair Market Value on the FMV Calculation Date of such Termination Security and (2) the Original Issue Price of such Termination Security.

(ii)           With respect to a Termination Security that is a share of Common Stock purchased pursuant to the exercise of any Incentive Security:

(A)          With respect to any part of any Incentive Security that is unvested as of the Termination Date, such part will be forfeited in accordance with the terms of the grant agreement with respect to such Incentive Security and there shall be no Termination Price with respect thereto;

(B)           With respect to any part of any Incentive Security that is vested (but not exercised) as of the Termination Date, the provisions of the grant agreement with respect to such Incentive Seucrity regarding such Terminated Management Stockholder having a certain period of time to exercise such Incentive Security shall apply and, in the event that such Terminated Management Stockholder exercises such Incentive Security, the provisions of Section 6.02(a)(ii)(C) and Section 6.02(a)(ii)(D) shall apply;

(C)           With respect to any part of any Incentive Security that is vested and exercised before or after the Termination Date in accordance with the terms of the grant agreement relating to such option, if the Termination Event was for any reason other than a termination by the Employer for Cause or termination by the Management Stockholder without Good Reason (except for a termination resulting from death or permanent disability, as such term may be defined in the applicable award agreement), the Termination Price for such Termination Security shall be the Fair Market Value on the FMV Calculation Date of such Termination Security (it being understood that this clause (C) shall apply with respect to any termination arising for death or permanent disability);

(D)          With respect to any part of any Incentive Security that is vested and exercised before or after the Termination Date in accordance with the grant agreement relating to such award, if the Termination Event was a termination by the Employer for Cause or termination by the Management Stockholder without Good Reason (except for a termination resulting from death or permanent disability), the Termination Price for such Termination Security shall be the lower of (1) the Fair Market Value on the FMV Calculation Date of such Termination Security and (2) the exercise price paid with respect to the purchase of such share of Common Stock in connection with such exercise.

(b)           In the event that the Company or the Avista Funds, as applicable, exercises a repurchase right pursuant to Section 6.01(a), the Company or the Avista Funds, as applicable, shall pay the Termination Price in cash; provided, however, that if the Company did not assign its right to purchase all or any portion of the Termination Securities pursuant to Section 6.01(b) and the Company is at the time of the closing of the purchase of such Termination Securities (the “Repurchase Closing”) prohibited from purchasing all or any portion of such Termination Securities (i)  because restrictive covenants or other provisions contained in the documents evidencing such entity’s or any of its Affiliates’ indebtedness for borrowed money do not permit or allow such entity to make such payments in cash in whole or in part; or (ii) pursuant to applicable law, the portion of the Termination Price not permitted to be made in cash may be paid by the execution and delivery by the Company of a promissory note or other deferred cash payment arrangement (if applicable, any promissory note to be subordinated to the indebtedness for borrowed money of such company or any of its Affiliates) bearing interest at the prime rate, as published in the Wall Street Journal, Eastern edition, on the first Business Day immediately prior to the day on which such promissory note or other deferred cash payment is issued, with principal and accrued interest payable at such time as is required in the Board’s determination to ensure that any payment pursuant to such promissory note or other deferred cash payment arrangement is not prohibited because of any of the matters described in clauses (i) or (ii) of this Section 6.02(b) above.

Section 6.03           Termination of Repurchase Right.  Upon the consummation of an IPO, the repurchase rights of the Company under this Article VI shall terminate except as follows:

(a)           With respect to a Termination Security that is an unvested Incentive Security (or part thereof) as of the date of the consummation of the IPO, the Company shall continue to have all rights pursuant to this Article VI until such Incentive Security (or part thereof) vests, at which point the rights of the Company pursuant to this Article VI with respect to such Incentive Security (or part thereof) shall terminate unless such vesting occurs prior to the first anniversary of the IPO, in which case the Company shall have the rights described in Section 6.03(b); and

(b)           With respect to a Termination Security that is a Purchased Share or a share of Common Stock purchased pursuant to the exercise of any Incentive Security, if prior to the first anniversary of the consummation of the IPO, the employment or consultancy, as applicable, of a Management Stockholder with the Company or any of its Subsidiaries terminates and the Termination Event is a termination by the Company or any of its Subsidiaries for Cause, all rights pursuant to this Article VI shall remain in effect and be applicable to such Termination Event except that, notwithstanding anything in this Agreement to the contrary, the Termination Price for each such Terminated Security shall be the Fair Market Value on the FMV Calculation Date of such Terminated Security.

ARTICLE VII

REGISTRATION RIGHTS

Section 7.01           Demand Registration.

(a)           If the Company shall receive a written request from any Avista Fund holding outstanding Registrable Securities (such requesting Persons, the “Requesting Stockholders”) that the Company effect the registration under the Securities Act of all or any portion of such Requesting Stockholders’ Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a “Demand Registration”) at least ten (10) days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Stockholders and thereupon shall use its reasonable best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

(i)            all Registrable Securities for which the Requesting Stockholders have requested registration under this Section 7.01, and

(ii)           subject to the restrictions set forth in Section 7.01(d), all other Registrable Securities that any other Stockholders (all such Stockholders, together with the Requesting Stockholders, the “Registering Stockholders”) have requested the Company to register by request received by the Company within seven (7) days after such Stockholders receive the Company’s notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided that no Person may participate in any registration statement pursuant to this Section 7.01(a) unless such Person agrees to sell their Registrable Securities to the underwriters selected as provided in Section 7.05(f) on the same terms and conditions as apply to the Requesting Stockholders; provided, however, that no such Registering Stockholders shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Person’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws by such Registering Stockholder as may be reasonably requested; provided, further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion thereto; and provided, further, that such liability will be limited to, the net proceeds received by such Person from the sale of his, her or its Registrable Securities pursuant to such registration;

provided that, the Company shall not be obligated to effect a Demand Registration unless the aggregate gross proceeds expected to be received from the sale of the Registrable Securities requested to be included by all Registering Stockholders in such Demand Registration are at least $25,000,000.

(b)           Promptly after the expiration of the seven (7)-day period referred to in Section 7.01(a)(ii) hereof, the Company will notify all Registering Stockholders of the identities of the other Registering Stockholders and the number of shares of Registrable Securities requested to be included therein.  At any time prior to the effective date of the registration statement relating to such registration, a majority of the

Requesting Stockholders may revoke such request without liability to any of the other Registering Stockholders, by providing a notice to the Company revoking such request.

(c)           The Company shall be liable for and pay all Registration Expenses in connection with each Demand Registration, regardless of whether such Registration is effected; provided that holders of Registrable Securities shall pay all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Stockholder, except for the fees and disbursements of the Stockholders borne and paid by the Company as a Registration Expense.

(d)           If a Demand Registration involves a Public Offering and the managing underwriter advises the Company and the Requesting Stockholders that, in its view, the number of Registrable Securities that the Registering Stockholders and the Company propose to include in such registration exceeds the largest number of Registrable Securities that can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold (the “Demand Maximum Offering Size”), the Company shall include in such registration, in the priority listed below, up to the Demand Maximum Offering Size:

(i)            first, all Registrable Securities requested to be registered by the Registering Stockholders (the Registrable Securities in this clause (i) allocated, if necessary for the offering not to exceed the Demand Maximum Offering Size, pro rata among the Requesting Stockholders and the other holders of Registrable Securities on the basis of the relative number of Registrable Securities so requested to be included in such registration by each); and

(ii)           second, all Registrable Securities proposed to be registered by the Company.

(e)           The Company may defer the filing (but not the preparation) of a registration statement, or suspend the continued use of a registration statement, required by Section 7.01 for a period of up to sixty (60) days after the request to file a registration statement if at the time the Company receives the request to register Registrable Securities, the Company or any of its Subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required in such registration statement (but would not be required if such registration statement were not filed), and the Board determines in good faith, after consultation with external legal counsel, that such disclosure would have a material adverse effect on the Company or its business or on the Company’s ability to effect a proposed material acquisition, disposition, financing, reorganization, recapitalization or similar transaction.  A deferral of the filing of a registration statement, or the suspension of the continued use of a registration statement, pursuant to this Section 7.01(e), shall be lifted, and the requested registration statement shall be filed forthwith, in the case of a deferral, if the negotiations or other activities are disclosed or terminated.  In order to defer the filing of a registration statement, or suspend the continued use of a registration statement, pursuant to this Section 7.01(e), the Company shall promptly (but in any event within five (5) days), upon determining to seek such deferral or suspension, deliver to each Requesting Stockholder a certificate signed by an executive officer of the Company stating that the Company is deferring such filing, or suspending the continued use of a registration statement, pursuant to this Section 7.01(e) and a general statement of the reason for such deferral or suspension, as the case may be, and an approximation of the anticipated delay.  The Company may defer the filing, or suspend the continued use of, a particular registration statement pursuant to this Section 7.01(e) no more than twice in any twelve (12) month period; provided, that there must be an interim period of at least sixty (60) days between the end of one deferral or suspension period and the beginning of a subsequent deferral or suspension period.  The Company agrees, that in the event it exercises its rights under this Section 7.01(e), it shall, within ten (10) days following receipt by the holders of Registrable Securities of the notice of deferral or suspension, as the case may be, update the deferred or suspended registration statement as may be necessary to permit the holders of Registrable Securities to resume use thereof in connection with the offer and sale of their Registrable Securities in accordance with applicable law.

Section 7.02           Piggyback Registration.

(a)           If the Company proposes to register any Equity Securities under the Securities Act (whether for itself or otherwise in connection with a sale of securities by another Person, but other than (i) in connection with a Shelf Registration and any resale of Registrable Securities pursuant to a Shelf Registration, which shall be governed by the terms of Section 7.03, (ii) a registration on a Form S-4 in connection with a direct or indirect acquisition by the Company of another Person, (iii) a registration on a Form S-8, or (iv) an IPO (unless the Avista Funds are participating therein as selling stockholders), the Company shall at each such time give prompt written notice at least ten (10) days prior to the anticipated filing date of the registration statement relating to such registration to each Stockholder holding Registrable Securities hereunder, which notice shall set forth such Stockholder’s rights under this Section 7.02 and shall offer such Stockholder the opportunity to include in such registration statement all or any portion of the Registrable Securities held by such Stockholder (a “Piggyback Registration”), subject to the restrictions set forth herein.  Upon the request of any such Stockholder made within ten (10) days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Stockholder), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Stockholders with rights to require registration of Registrable Securities hereunder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that if such registration involves a Public Offering, all such Stockholders requesting to be included in the Company’s registration must sell their Registrable Securities to the underwriters selected as provided in Section 7.05(f) on the same terms and conditions as apply to the Company or any other selling stockholders; provided, however, that no such Person shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Person’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws by such Person as may be reasonably requested; provided, further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion thereto, and provided, further, that such liability will be limited to the net proceeds received by such Person from the sale of his, her or its Registrable Securities pursuant to such registration.  If, at any time after giving notice of its intention to register any Registrable Securities pursuant to this Section 7.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company or the initiating holders, as applicable, shall determine for any reason not to register such securities, the Company shall give notice to all such Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration.  No registration effected under this Section 7.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 7.01.  The Company shall be liable for and pay all Registration Expenses in connection with each Piggyback Registration, regardless of whether such registration is effected.

(b)           If a Piggyback Registration involves a Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 7.01(d) shall apply) and the managing underwriter advises the Company that, in its view, the number of Registrable Securities that the Company and all selling stockholders propose to include in such registration exceeds the largest number of Registrable Securities that can be sold without having an adverse effect on such offering, including the price at which such Registrable Securities can be sold (the “Piggyback Maximum Offering Size”), the Company shall include in such registration, in the following priority, up to the Piggyback Maximum Offering Size:

(i)            first, such number of Registrable Securities proposed to be registered for the account of the Company, if any, as would not cause the offering to exceed the Piggyback Maximum Offering Size; and

(ii)           second, all Registrable Securities requested to be included in such registration by any Stockholders pursuant to this Section 7.02 (the Registrable Securities in this clause (ii) allocated, if necessary for the offering not to exceed the Piggyback Maximum Offering Size, pro rata among such Stockholders based on their relative number of Registrable Securities requested to be included in the Piggyback Registration); provided, however, that notwithstanding the foregoing, in no event shall the number of Registrable Securities included in the offering be reduced below thirty percent (30%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Stockholders may be excluded further if the underwriters make the determination described above and no other Stockholder’s securities are included in such offering.

Section 7.03           Shelf Registration.

(a)           At any time after the 12 month anniversary of the consummation by the Company of the IPO, upon receipt of a written request (the “Shelf Request”) from the Avista Entities that the Company file a “shelf” registration statement pursuant to Rule 415 under the Securities Act (the “Shelf Registration”) on Form S-3 (or any successor form to Form S-3, or any similar short-form registration statement), covering the resale of Registrable Securities, the reasonably anticipated gross proceeds from all resales covered thereunder of which would exceed $25,000,000, the Company shall use its reasonable best efforts, consistent with the terms of this Agreement, to cause the Shelf Registration to be filed with the SEC as soon as practicable (but in no event later than thirty (30) days of its receipt of the Shelf Request) and to include all Registrable Securities held by the Avista Entities to be registered on such form and (iii) use its reasonable best efforts, consistent with the terms of this Agreement, to cause such Shelf Registration to be declared effective by the SEC as soon as possible.  As soon as reasonably practicable after the IPO, the Company will use its reasonable best efforts, consistent with the terms of this Agreement, to qualify for and remain eligible to use Form S-3 registration or a similar short-form registration.  The provisions of Section 7.05 shall be applicable to each take-down from a Shelf Registration initiated under this Section 7.03 and any subsequent resale of Registrable Securities pursuant thereto; provided, that the gross proceeds from such take-down equal at least $10,000,000.

(b)           In connection with any proposed firmly underwritten resale of Registrable Securities by the Avista Entities which is not pursuant to a Demand Registration under Section 7.01 and with respect to which such Shelf Registration is expressly being utilized to effect such resale (an “Underwritten Shelf Take-down”), the Avista Entities must sell their Registrable Securities to the underwriters selected as provided in Section 7.05(f) on the same terms and conditions as apply to any other selling stockholders; provided, however, that no such Person shall be required to make any representations or warranties, or provide any indemnity, in connection with any such registration other than representations and warranties (or indemnities with respect thereto) as to (i) such Person’s ownership of his, her or its Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances, (ii) such Person’s power and authority to effect such transfer, and (iii) such matters pertaining to compliance with securities laws by such Person as may be reasonably requested; provided, further, however, that the obligation of such Person to indemnify pursuant to any such underwriting arrangements shall be several, not joint and several, among such Persons selling Registrable Securities, and the liability of each such Person will be in proportion thereto, and provided, further, that such liability will be limited to, the net proceeds received by such Person from the sale of his, her or its Registrable Securities pursuant to such registration.

(c)           The Company shall be liable for and pay all Registration Expenses in connection with each Shelf Registration, regardless of whether such Shelf Registration is effected, and any Underwritten Shelf Take-Down; provided that holders of Registrable Securities shall pay all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for the Avista Entities, except for the fees and disbursements of the Avista Entities borne and paid by the Company as a Registration Expense.

(d)           Notwithstanding anything to the contrary contained herein, no Management Stockholder will be entitled to participate with respect to any shelf registration effected pursuant to this Section 7.03 or with respect to any resales of securities pursuant to any shelf registration.

Section 7.04           Lock-Up Agreements.

(a)           In connection with each underwritten Public Offering (excluding, in the case of the Avista Funds only, an Underwritten Shelf Take-Down) and if requested by the managing underwriter, each of the Company and the Stockholders agree not to effect any public sale or private offer or distribution (other than a distribution-in-kind pro rata to all limited partners or members, as the case may be, of such Stockholder) of any Registrable Securities during the ten (10) days prior to the consummation of such Public Offering and during such time period after the consummation of such Public Offering, not to exceed ninety (90) days (one-hundred and eighty (180) days in the case of the IPO) as may be requested by the managing underwriter; provided that such lock-up agreements are also required by the managing underwriter from all directors, executive officers and Stockholders who hold at least five percent (5%) of the Registrable Securities and that are party to this Agreement; provided, further that each such director, executive officer or Stockholder referenced in the foregoing proviso, shall enter into such lock-up agreements if so required.  Notwithstanding the foregoing, this Section 7.04 shall not apply to any sale by a Stockholder or a director or officer of a Stockholder of Common Stock acquired in open market transactions or block purchases by such Stockholder or its Affiliates subsequent to the IPO.  Any discretionary waiver or reduction of the requirements under the foregoing provisions made by the Company or the applicable lead managing underwriters shall apply to each Stockholder on a pro rata basis.

(b)           At any time following the IPO, if the Avista Funds, together with their Affiliates, hold less than five percent (5%) of the then outstanding Common Stock, the Avista Funds may elect (on behalf of themselves and their Affiliates (collectively, the “Withdrawing Holders”)), by written notice to the Company, to withdraw from the provisions of this Article VII and as a result of such withdrawal, such Withdrawing Holders shall no longer be entitled to the rights, nor be subject to the obligations, of this Article VII and the Common Stock held by the Withdrawing Holders shall conclusively be deemed thereafter not to be “Registrable Securities” under this Agreement.  No withdrawal pursuant to this Section 7.04(b) shall release any Withdrawing Holder from its indemnification and contribution rights and obligations, if any, pursuant to Sections 7.06, Section 7.07, 7.09 and 9.11 herein.

Section 7.05           Registration Procedures.  Whenever any Stockholders request that any Registrable Securities be registered pursuant to Section 7.01, Section 7.02, or Section 7.03 hereof, subject to the provisions of such Sections, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

(a)           The Company shall, as expeditiously as possible, and, if the Company is not qualified for the use of Form S-3, no later than sixty (60) days from the date of receipt by the Company of the written request, and if the Company is qualified for use of Form S-3, no later than forty-five (45) days from the date of receipt by the Company of the written request, prepare and file with the SEC a registration statement on any form for which the Company then qualifies and the managing underwriter, if any, and the holders of a majority of the Registrable Securities to be registered thereunder shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable best efforts to cause such filed registration statement to become and remain effective for a period of not less than one-hundred and eighty (180) days or in the case of a Shelf Registration, not less than two years (or such shorter period in which all of the Registrable Securities of the Registering Stockholders included in such registration statement shall have actually been sold thereunder); provided, however, that such one-hundred and eighty (180) day period or two year period, as applicable, shall be extended for a period of time equal to the period any Stockholder refrains from selling any securities included in such registration at the request of an underwriter and in the case of any Shelf Registration, subject to compliance with applicable SEC rules, such two year period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold.

(b)           Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall furnish to each participating Stockholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Stockholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder.

(c)           After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act and shall incorporate such information as the managing underwriter or underwriters and the Avista Funds agree should be included therein relating to the plan of distribution, (ii)

comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Stockholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Stockholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)           The Company shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as any Registering Stockholder holding such Registrable Securities reasonably (in light of such Stockholder’s intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the Registrable Securities owned by such Stockholder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 7.05(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

(e)           The Company shall immediately notify each Registering Stockholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Stockholder and file with the SEC any such supplement or amendment.

(f)            Except for a Demand Registration and Underwritten Shelf Take-down, the Board shall have the right to select the underwriter or underwriters in connection with any Public Offering.  In connection with the offering of Registrable Securities pursuant to a Demand Registration or Underwritten Shelf Take-down, the holders of a majority of the Registrable Securities to be registered in a Demand Registration shall select the underwriter or underwriters, provided that such selection shall be subject to the consent of the Board, which consent shall not be unreasonably withheld.  In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form, provided that the scope of the indemnity contained in such underwriting agreement on the part of the selling Stockholders is not more extensive than the indemnity described in Section 7.07 hereof), provided that such agreements are consistent with this Agreement, and take all such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.  The Company shall make such representations and warranties to the holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings and take any other actions as the Avista Funds, or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities.  Each Stockholder participating in such underwriting shall also enter into such agreement, provided that the terms of any such agreement are consistent with this Agreement.

(g)           Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Stockholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 7.05 and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.  Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or is otherwise required by law.  Each Stockholder agrees that at the time that such Stockholder is a Registering Stockholder, information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in Common Stock unless and until such information is made generally available to the public, and further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h)           The Company shall cause to be furnished to each Registering Stockholder and to each such underwriter, if any, a signed counterpart, addressed to such Stockholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Stockholders or the managing underwriter therefor reasonably requests.

(i)            The Company shall otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.  The Company shall cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings to be made with FINRA.

(j)            The Company may require each such Registering Stockholder, by written notice given to each such Registering Stockholder not less than ten (10) days prior to the filing date of such registration statement, to promptly, and in any event within seven (7) days after receipt of such notice, furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.  Each holder of Registrable Securities agrees to furnish such information to the Company and cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.

(k)           Each Stockholder agrees that at the time that such Stockholder is a Registering Stockholder, upon receipt of any written notice from the Company of the occurrence of any event requiring the preparation of a supplement or amendment of a prospectus relating to the Registrable Securities covered by a registration statement that is required to be delivered under the Securities Act so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or to make the statements therein not misleading, such Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder’s receipt of the copies of a supplemented or amended prospectus, and, if so directed by the Company, such Stockholder shall deliver to the Company all copies, other than any permanent file copies then in such Stockholder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.  If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 7.05(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 7.05(e) to the date when the Company shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 7.05(e).

(l)            The Company shall use its reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded and if none of the Registrable Securities are so listed, on any securities exchange or quotation system on which similar securities issued by the Company are then listed, and if no such similar securities are listed, on any national securities exchange.

(m)          The Company shall have appropriate officers of the Company (i) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (ii) take other reasonable actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable best efforts to cooperate as requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

Section 7.06           Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Stockholder, its officers, directors, employees, managers, members, partners and agents, and each Person, if any, who controls any such Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (“Damages”) caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or caused by or related to any violation or alleged violation of the Securities Act or Exchange Act, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made in reliance upon and in conformity with information furnished in writing to the Company by such Stockholder or on such Stockholder’s behalf expressly for use therein, provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this Section 7.06 shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to such Stockholder and it was the responsibility of such Stockholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages.

Section 7.07           Indemnification by the Participating Stockholders.  Each Stockholder, at the time that such Stockholder is a Registering Stockholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless from and against all Damages the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (i) with respect to information furnished in writing to the Company by such Stockholder or on such Stockholder’s behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Stockholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was available to such Stockholder and would have cured the defect giving rise to such Damages.  As a condition to including Registrable Securities in any registration statement filed in accordance with Article VII, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.  No Stockholder shall be liable under this Section 7.07 for any Damages in excess of the net proceeds realized by such Stockholder in the sale of Registrable Securities of such Stockholder to which such Damages relate except for fraud.

Section 7.08           Conduct of Indemnification Proceedings.  If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article VII, such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any Damages (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

Section 7.09           Contribution.

(a)           If the indemnification provided for in this Article VII is unavailable to the Indemnified Parties or insufficient in respect of any Damages (other than by reason of the exceptions provided herein), then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages, as between the Company on the one hand and each such Stockholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and of each such Stockholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)           The Company and the Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 7.09 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7.09, no Stockholder shall be required to contribute any amount in excess of the amount by which the net proceeds realized by such Stockholder in the sale of Registrable Securities of such Stockholder to which such Damages relate exceeds the amount of any Damages that such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Subject to the foregoing and as among the Stockholders, each Stockholder’s obligation to contribute pursuant to this Section 7.09 is several in the proportion that the proceeds of the offering received by such Stockholder bears to the total proceeds of the offering received by all such Registering Stockholders and not joint.

Section 7.10           Cooperation by the Company.  With a view to making available to the Stockholders the benefits of certain rules and regulations of the SEC that may at any time permit the sale of securities to the public without registration, the Company agrees to use its reasonable best efforts to:

(a)           make and keep public information available, as those terms are defined in Rule 144, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b)           file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c)           furnish to any Stockholder, so long as such Stockholder owns any Registrable Securities, upon request by such Stockholder, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for a Public Offering), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and (iii) such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Stockholder to sell any such securities without registration.

(d)           Upon the request of any Stockholder, instruct the transfer agent in writing that it shall rely on the written legal opinion of such Stockholder’s counsel, and shall act in accordance with the written instructions of such Stockholder’s counsel, with respect to any transfer of Equity Securities.

Section 7.11           Restriction on Company Grants of Subsequent Registration Rights.  The Company covenants and agrees, that so long as the Avista Funds hold any Registrable Securities in respect of which registration rights provided for in Section 7.01 of this Agreement remain in effect, the Company will not, directly or indirectly, without the prior written consent of the Avista Entities, grant to any Person or agree to otherwise become obligated in respect of (i) the rights of registration in the nature or substantially in the nature of those set forth in Section 7.01 of this Agreement that would have priority over or parity with the Registrable Securities with respect to the inclusion of such securities in any registration or (ii) demand registration rights exercisable prior to such time as the Avista Funds can first exercise their rights under Section 7.01.

Section 7.12           Assignment of Registration Rights.  Following an IPO, the registration rights granted pursuant to this Article VII shall not be assignable.

ARTICLE VIII

CERTAIN COVENANTS AND AGREEMENTS

Section 8.01           Information Rights.

(a)           Until the consummation of the IPO, the Company will deliver, or will cause to be delivered, the following to each Avista Entity until such time as such Avista Entity ceases to own any Equity Securities:

(i)            as soon as available after the end of each fiscal year of the Company, and in any event within one hundred and twenty (120) days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by the opinion of independent public accountants of recognized national standing selected by the Company; and

(ii)           as soon as available after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within sixty (60) days thereafter, a consolidated balance sheet of the Company and its Subsidiaries as of the end of each such quarterly period, and consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of notes thereto) and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the principal financial or accounting officer of the Company.

(b)           Other Information.  The Company covenants and agrees to deliver to the Avista Funds until such time as the Avista Funds cease to own at least 5% of the then outstanding shares of Common Stock, with reasonable promptness, such other information and data, including, but not limited to any information necessary to assist such Person in preparing its tax filings and obtaining and/or preserving its qualification as a “venture capital operating company” as defined in the regulations promulgated under the Employment Retirement Income Security Act of 1974 by the United States Department of Labor, with respect to the Company and each of its Subsidiaries as from time to time may be reasonably requested by the Avista Funds.

Section 8.02           Access.  The Company shall, and shall cause its and its Subsidiaries’ officers, directors, employees, auditors and other agents to, until such time as the Avista Funds cease to own at least 5% of the then outstanding shares of Common Stock, (a) afford the officers, employees, auditors and other agents of the Avista Funds, during normal business hours and upon reasonable notice, reasonable access and consultation rights at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records, and (b) afford the Avista Funds the opportunity to discuss the Company’s affairs, finances and accounts with the Company’s officers from time to time as the Avista Funds may reasonably request.

Section 8.03           Confidentiality.

(a)           Each Stockholder agrees that it shall (and shall cause its Affiliates (other than Affiliates that are a Company Competitor) and its and their officers, directors, employees, partners, legal counsel, agents and representatives to) (collectively, the “Confidentiality Affiliates”)) (i) hold confidential and not disclose (other than by a Stockholder to its Confidentiality Affiliates having a reasonable need to know in connection with the permitted purposes hereunder), without the prior approval of the Board, all confidential or proprietary written, recorded or oral information or data (including research, developmental, engineering, manufacturing, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, know how and computer programming and other software techniques) provided or developed by the Company and any of its Subsidiaries, another Stockholder or its Confidentiality Affiliates in connection herewith or with the Business, whether such confidentiality or proprietary status is indicated orally or in writing or in a context in which any of the Company and any of its Subsidiaries or the disclosing Stockholder or any of their Confidentiality Affiliates reasonably communicated, or the receiving Stockholder or its Confidentiality Affiliates should reasonably have understood, that the information should be treated as confidential, whether or not the specific words “confidential” or “proprietary” are used (“Confidential Information”) and (ii) use such Confidential Information only for the purposes of performing its obligations hereunder to which it is a party and carrying on the business of the Company and monitoring its investment in the Company; provided, however, that Stockholders may disclose any such Confidential Information on a confidential basis to current and prospective lenders in connection with a loan or prospective loan to a Stockholder and, in connection with a Transfer of Equity Securities permitted under this Agreement, to prospective purchasers of Equity Securities from a Stockholder, after such prospective purchaser has entered into a non-disclosure agreement reasonably acceptable to the Company, as well as to such prospective purchaser’s legal counsel, auditors, agents and representatives.  Notwithstanding the foregoing, Stockholders may disclose any such Confidential Information on a confidential basis to limited partners or prospective limited partners or investors of a Stockholder or its Confidentiality Affiliates, subject to such limited partners or prospective limited partners or investors having agreed to maintain the confidentiality of any such Confidential Information; provided, however, that each Stockholder shall not (and shall cause its Confidentiality Affiliates and its limited partners or prospective limited partners or investors of such Stockholder or its Confidentiality Affiliates not to) disclose any Confidential Information to any Person that is a Company Competitor.  Each Stockholder agrees that it shall be responsible and liable for any breach of this Section 8.03 by its Confidentiality Affiliates and its limited partners or prospective limited partners or investors of such Stockholder or its Confidentiality Affiliates (as if such Confidentiality Affiliates, limited partners or prospective limited partners or investors were parties to and bound by the provisions of this Section 8.03 by which such Stockholder is bound).

(b)           The obligations contained in Section 8.03(a) shall not apply, or shall cease to apply, to Confidential Information if or when, and to the extent that, such Confidential Information (i) was, or becomes through no breach of the receiving Stockholder’s obligations hereunder, known to the public, (ii) becomes known to the receiving Stockholder or its Confidentiality Affiliates from other sources under circumstances not involving any breach of any confidentiality obligation between such source and the disclosing Stockholder’s or discloser’s Confidentiality Affiliates or a third party, (iii) is independently developed by the receiving Stockholder or its Confidentiality Affiliates, or (iv) is required to be disclosed by law, governmental regulation or applicable legal process; provided, that to the extent permitted by law, such Stockholder shall notify the Company promptly of such request or requirement so that the Company may seek an appropriate protective order or other appropriate relief; provided, further, that in the absence of a protective order or other appropriate relief, the Stockholder shall use commercially reasonable efforts to obtain an order or other assurance that confidential treatment will be accorded to such portion of the information required to be disclosed as the Company shall designate.

Section 8.04           Management Stockholders Non-Compete.

(a)           Except as provided below, each Management Stockholder who is an employee of the Company or any of its Subsidiaries agrees that, for so long as such Management Stockholder is employed by the Company or any of its Subsidiaries and for the Non-Competition Period, such Management Stockholder shall not, without the express written consent of the Company, directly or indirectly, engage in any activity which is, or participate or invest in or assist (whether as owner, part-owner, stockholder, partner, director, officer, trustee, employee, agent, independent contractor or consultant, or in any other capacity) any Company Competitor.

(b)           Each Management Stockholder agrees that, for so long as such Management Stockholder is employed by, or provides services to, the Company or any of its Subsidiaries and for the period of twelve (12) following the last day that such Management Stockholder was employed by, or provided services to, the Company or its Subsidiaries, such Management Stockholder shall not, directly or indirectly, (i) solicit for employment or employ any person who is employed by the Company, (ii) encourage any officer, employee, client, customer or supplier to terminate or alter his, her, or its relationship or employment with the Company or any of its Subsidiaries, or (iii) solicit for or on behalf of any Company Competitor any client, customer or supplier of the Company or any of its Subsidiaries, and divert to any Person any client or business opportunity of the Company or any of its Subsidiaries.

(c)           In furtherance and not in limitation of the foregoing restrictions, each Management Stockholder who is an employee of the Company or any of its

Subsidiaries agrees that, for so long as such Management Stockholder is employed by the Company or any of its Subsidiaries and for the Non-Competition Period, subject to such Management Stockholder’s duties of employment, agrees that such Management Stockholder shall not devote any time to consulting, lecturing or engaging in other self-employment or employment activities without the prior written consent of the Company.

(d)           If any court of competent jurisdiction in a final nonappealable order determines that a specified time period, a geographical area, a specified business limitation or any other relevant feature of this Section 8.04 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

(e)           Each Management Stockholder, while he or she is employed by, or provides services to, the Company and its Subsidiaries, agrees to offer or otherwise make known or available to the Company or any Subsidiary, as directed by the Company and without additional compensation or consideration, any business prospects, contracts or other business opportunities that he may discover, find, develop or otherwise have available to him in any field in which the Company or any of its Subsidiaries is engaged, and further agrees that any such prospects, contracts or other business opportunities shall be the property of the Company.

Section 8.05           Directors’ and Officers’ Insurance.  The Company shall purchase, within a reasonable period following the Closing, and maintain for such periods as the Board shall in good faith determine, at its expense, insurance in an amount determined in good faith by the Board to be appropriate, on behalf of any person who after the Closing is or was a director or officer of the Company or any Subsidiary, or is or was serving at the request of the Company or any Subsidiary as a director, officer, employee or agent of another limited company, corporation, partnership, joint venture, trust or other enterprise, including any direct or indirect subsidiary of the Company, against any expense, liability or loss asserted against such Person and incurred by such Person in any such capacity, or arising out of such Person’s status as such, subject to customary exclusions.  The provisions of this Section 8.05 shall survive any termination of this Agreement.

Section 8.06           No Exclusive Duty to Company.  In recognition that the Avista Funds currently have, and will in the future have or will consider acquiring, investments in numerous companies with respect to which the Avista Funds (or one or more Affiliates, associated investment funds, portfolio companies or employees) may serve as an advisor, a director or in some other capacity, and in recognition that the Avista Funds (or one or more Affiliates, associated investment funds, portfolio companies or employees) may have a myriad of duties to various investors and partners, and in anticipation that the Company, on the one hand, and such Stockholder (or one or more Affiliates, associated investment funds, portfolio companies or employees), on the other hand, may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of the benefits to be derived by the Company hereunder and in recognition of the difficulties which may confront the Avista Funds who desire and endeavor fully to satisfy the Avista Funds’ duties, in determining the full scope of such duties in any particular situation, the provisions of this Section 8.06 are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve the Avista Funds.

(a)           The Avista Funds shall have the right:

(i)            to directly or indirectly engage in or invest in any business (including any business activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company or any of its Subsidiaries);

(ii)           to directly or indirectly do business with any client or customer of the Company or any of its Subsidiaries;

(iii)          to take any other action that the Avista Funds believe in good faith is necessary to or appropriate to fulfill its obligations as described in the first sentence of this Section 8.06; and

(iv)          not to present potential transactions, matters or business opportunities to the Company or any of its Subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person.

(b)           The Avista Funds (or one or more Affiliates, associated investment funds, portfolio companies or employees) shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Company or any of its Subsidiaries or to refrain from any actions specified in Section 8.06(a), and the Company, on its own behalf and on behalf of its Subsidiaries, hereby renounces and waives any right to require the Avista Funds (or one or more Affiliates, associated investment funds, portfolio companies or employees) to act in a manner inconsistent with the provisions of Section 8.06(a).

(c)           The Avista Funds and their Affiliates, associated investment funds, portfolio companies and employees shall not be liable to the Company or any of its Subsidiaries for breach of any duty (contractual or otherwise) by reason of any activities or omissions of the types referred to in this Section 8.06(c) or the participation therein by the Avista Funds or their Affiliates, associated investment funds, portfolio companies or employees.

Section 8.07           Conflicting Agreements.  Each Stockholder represents and agrees that it shall not (i) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Equity Securities, except as expressly contemplated by this Agreement, (ii) enter into any agreement or arrangement of any kind with any Person with respect to its Equity Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Stockholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Equity Securities or (iii) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Equity Securities in any manner that is inconsistent with this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.01           Binding Effect; Assignability; Benefit.

(a)           This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.  Any Stockholder that ceases to beneficially own any Equity Securities shall cease to be bound by the terms hereof (other than as expressly set forth herein or with respect to Section 8.03 or Article IX).

(b)           Other than as expressly set forth herein, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Equity Securities or otherwise.  Any Person acquiring Equity Securities that is required or permitted by the terms of this Agreement to become a party hereto shall (unless already bound hereby) execute a Joinder Agreement and shall thenceforth be a “Stockholder”; provided, however, for all purposes of this Agreement, that any Person that acquires all Equity Securities then held by any Avista Fund shall be deemed an Avista Fund.

(c)           Subject to Section 9.04, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 9.02           Notices.  All notices provided for or permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier or air courier guaranteeing overnight delivery to the other party at the following addresses (or at such other address as shall be given in writing by any party to the others):

If to the Company, to:

c/o Avista Capital Holdings, L.P.

65 East 55th Street

18th Floor

New York, NY 10022

Attention: David Burgstahler

Ben Silbert, Esq.

Facsimile: (212) 593-6901

If to any of the Avista Funds, to:

c/o Avista Capital Holdings, L.P.

65 East 55th Street

18th Floor

New York, NY 10022

Attention: David Burgstahler

Ben Silbert, Esq.

Facsimile: (212) 593-6901

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Jai Agrawal

Facsimile: (212) 446-6460

If to any other Stockholder, to the address or facsimile number under such Stockholder’s name on Schedule A attached hereto.

All such notices shall be deemed to have been duly given: when delivered by hand, if personally delivered; five (5) business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when transmission confirmation is received, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

Section 9.03           Waiver; Amendment; Termination.

(a)           No provision of this Agreement may be waived, amended or otherwise modified except by an instrument in writing executed by the Company and the Avista Funds; provided, that any waiver, amendment or modification that materially and adversely affects a Stockholder disproportionately as compared to all other Stockholders, shall require the prior written consent of a majority-in-interest of such Stockholders so adversely affected; provided, further, that no update of any Schedule hereto shall be deemed to constitute an amendment to this Agreement.

(b)           This Agreement shall terminate upon the earlier to occur of (i) the IPO, (ii) a Change of Control of the Company and (iii) the bankruptcy, liquidation, dissolution or winding-up of the Company; provided, however, the provisions of Sections 4.01, 4.02, 4.04, Article VI, Article VII, Article VIII and Article IX, and any defined terms used in such surviving provisions, shall survive the IPO.

Section 9.04           Non-Recourse.  Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member or equity holder of any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member or equity holder of any Stockholder or any current or future director, officer, employee, partner or member or equity holder of any Stockholder or of any Affiliate or assignee thereof, as such for any obligation of any Stockholder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

Section 9.05           Governing Law; Venue.  All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto, and their negotiation, execution, performance or nonperformance, interpretation, termination, construction and all matters based upon, arising out of or related to any of the foregoing, whether arising in law or equity, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  Any legal action or proceeding with respect this Agreement shall be brought in the courts of the United States District Court for the District of Delaware or any other competent court of the State of Delaware, and, by execution and delivery of this Agreement, each party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of such courts.  Each party irrevocably waives any objection which it may now or hereafter have to the laying of venue of the aforesaid actions or proceedings arising out of or in connection with this Agreement in the courts referred to in this paragraph and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  Each party agrees that service of process upon such party in any action shall be effective if notice is given in accordance with Section 9.02.

Section 9.06           WAIVER OF JURY TRIAL.  EACH OF THE STOCKHOLDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING (INCLUDING COUNTERCLAIMS) RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS OR RELATIONSHIPS HEREBY CONTEMPLATED OR OTHERWISE IN CONNECTION WITH THE ENFORCEMENT OF ANY RIGHTS OR OBLIGATIONS HEREUNDER.

Section 9.07           Specific Enforcement; Cumulative Remedies.  The parties hereto acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.  All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

Section 9.08           Entire Agreement.  This Agreement, together with all agreements referenced to herein and any schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

Section 9.09           Severability.

(a)           If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(b)           To the extent the terms of the By-laws or any other constitutive documents of the Company are contradictory to, or inconsistent with, the terms of this Agreement, the terms of this Agreement shall, to the extent permitted by law, supersede such conflicting or inconsistent terms.  All terms of the By-laws and any other constitutive documents not contradictory to, or inconsistent with, the terms of this Agreement shall remain in full force and effect.

Section 9.10           Aggregation of Shares.  All Equity Securities held by a Stockholder and its other Permitted Transferees and, with respect to the Avista Funds, including the Avista Syndication Vehicle, shall be aggregated together for purposes of determining the availability of any rights under this Agreement; provided, that for the purposes of Sections 5.01 and 5.04 hereof, the Equity Securities held by the Avista Syndication Vehicle shall not be aggregated with the Avista Funds and, with respect to such sections, the Avista Syndication Vehicle will be entitled to participate in such Tag-Along Sale or preemptive rights offer, as applicable, as a Stockholder hereunder in accordance with the terms of such sections, as applicable, and in accordance with the applicable terms of the Syndication Vehicle Agreement.

Section 9.11           Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

VIKING PARENT INC.

By:	/s/ David Lundstedt
	Name:	David Lundstedt
	Title:	Chief Executive Officer

[Signature Page to Stockholders Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AVISTA CAPITAL PARTNERS II, L.P.
By:	Avista Capital Partners II GP, LLC
its General Partner

By:	/s/ David Burgstahler
	Name:	David Burgstahler
	Title:	Authorized Representative

AVISTA CAPITAL PARTNERS
(OFFSHORE) II, L.P.
By:	Avista Capital Partners II GP, LLC
its General Partner

By:	/s/ David Burgstahler
	Name:	David Burgstahler
	Title:	Authorized Representative

AVISTA CAPITAL PARTNERS
(OFFSHORE) II-A, L.P.
By:	Avista Capital Partners II GP, LLC
its General Partner

By:	/s/ David Burgstahler
	Name:	David Burgstahler
	Title:	Authorized Representative

ACP VIKING CO-INVEST, LLC
By:	Avista Capital Partners II GP, LLC
its manager

By:	/s/ David Burgstahler
	Name:	David Burgstahler
	Title:	Authorized Representative

Signature Page to Stockholders Agreement]

MANAGEMENT STOCKHOLDERS:

/s/ David Lundstedt
David Lundstedt

[Signature Page to Stockholders Agreement]

MANAGEMENT STOCKHOLDERS:

/s/ Charles McIlvaine
Charles McIlvaine

[Signature Page to Stockholders Agreement]

MANAGEMENT STOCKHOLDERS:

/s/ Allen Yurko
Allen Yurko

[Signature Page to Stockholders Agreement]

SCHEDULE A

STOCKHOLDERS OF THE COMPANY

STOCKHOLDER		NUMBER OF SHARES OF COMMON STOCK
AVISTA CAPITAL PARTNERS II, L.P.		113,663,859
c/o Avista Capital Holdings, L.P.
65 East 55th Street
18th Floor
New York, NY 10022
Attention:	David Burgstahler
Ben Silbert, Esq.
Facsimile:	(212) 593-6901
AVISTA CAPITAL PARTNERS (OFFSHORE) II, L.P.		37,325,647
c/o Avista Capital Holdings, L.P.
65 East 55th Street
18th Floor
New York, NY 10022
Attention:	David Burgstahler
Ben Silbert, Esq.
Facsimile:	(212) 593-6901
AVISTA CAPITAL PARTNERS (OFFSHORE) II-A, L.P.		9,060,494
c/o Avista Capital Holdings, L.P.
65 East 55th Street
18th Floor
New York, NY 10022
Attention:	David Burgstahler
Ben Silbert, Esq.
Facsimile:	(212) 593-6901
ACP VIKING CO-INVEST, LLC		103,200,000
c/o Avista Capital Holdings, L.P.
65 East 55th Street
18th Floor
New York, NY 10022
Attention:	David Burgstahler
Ben Silbert, Esq.
Facsimile:	(212) 593-6901

A - 1

STOCKHOLDER	NUMBER OF SHARES OF COMMON STOCK
DAVID LUNDSTEDT	1,000,000
31 Sail Harbour Drive
New Fairfield, CT 06812
ALLEN YURKO	500,000
300 S. Ocean Blvd
Apt. 505
Palm Beach, FL 33480
CHARLES MCILVAINE	250,000
57 Nearwater Lane
Darien, CT 06820
TOTAL	265,000,000

A - 2

SCHEDULE B

INITIAL SHARES OF THE COMPANY

STOCKHOLDER	NUMBER OF SHARES OF COMMON STOCK
AVISTA CAPITAL PARTNERS II, L.P.	113,663,859
AVISTA CAPITAL PARTNERS (OFFSHORE) II, L.P.	37,325,647
AVISTA CAPITAL PARTNERS (OFFSHORE) II-A, L.P.	9,060,494
ACP VIKING CO-INVEST, LLC	103,200,000
DAVID LUNDSTEDT	1,000,000
ALLEN YURKO	500,000
CHARLES MCILVAINE	250,000
TOTAL	265,000,000

EXHIBIT A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Stockholders Agreement, dated as of November 5, 2010 (the “Stockholders Agreement”), among VIKING PARENT INC., AVISTA CAPITAL PARTNERS II, L.P., AVISTA CAPITAL PARTNERS (OFFSHORE) II, L.P., AVISTA CAPITAL PARTNERS (OFFSHORE) II-A, L.P. and certain other persons named therein, as the same may be amended from time to time.  Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to, and a “Stockholder” for all purposes of, (except in the event a Person acquires all Equity Securities held by the Avista Funds in accordance with the Stockholders Agreement and as contemplated in Section 9.01(b) of the Stockholders Agreement) the Stockholders’ Agreement as of the Closing Date and shall have all of the rights and obligations of the Stockholder from whom it has acquired Equity Securities (to the extent permitted by the Stockholders Agreement) as if it had executed the Stockholders Agreement.  The Joining Party hereby ratifies, as of the Closing Date, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ,

[NAME OF JOINING PARTY]

By:
Name:
Title:
Address for Notices:

AGREED ON THIS [      ] day of [                  ], 20[        ]:

[ ]

By:
Name:
Title:

EXHIBIT B

BY-LAWS OF THE COMPANY

See attached.